PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 4, 2001)

                                    1,355,000

                      CORPORATE BACKED TRUST CERTIFICATES,
                            Series 2001-5, Class A-1

     (Underlying Securities will be 8.278% Capital Securities, Series A Due
                   December 1, 2026 issued by MBNA Capital A)

                              NUMBER OF CERTIFICATES       INTEREST          PRICE TO        UNDERWRITING
                                                             RATE             PUBLIC           DISCOUNT
Class A-1 Certificates               1,355,000              8.80%               $25             $0.7875

                            ------------------------

THE CERTIFICATES REPRESENT NON-RECOURSE    The Trust
OBLIGATIONS OF THE TRUST ONLY AND DO NOT   o     will be formed pursuant to a Trust Agreement between Lehman ABS
REPRESENT AN INTEREST IN OR OBLIGATION           Corporation and U.S. Bank Trust National Association.
OF LEHMAN ABS, THE TRUSTEE OR ANY OF       o     will issue two classes of certificates, the Class A-1 Certificates and
THEIR AFFILIATES.                                the Class A-2 Certificates, of which only the Class A-1 Certificates are offered hereby.

                                           The Certificates
                                           o     represent an interest in the assets of the Trust, which consist solely of the securities described herein.
                                           o     currently have no trading market.
                                           o     are not insured or guaranteed by any governmental agency.

YOU SHOULD REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 5 OF THE PROSPECTUS.

For complete information about the offered certificates, read both this prospectus supplement and the prospectus. This prospectus supplement must be accompanied by the prospectus if it is being used to offer and sell the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered certificates from Lehman ABS. See "Method of Distribution" in this prospectus supplement. The offered certificates will be issued in book-entry form only on or about February 2, 2001.


                            ------------------------

LEHMAN BROTHERS                                           PRUDENTIAL SECURITIES
                                January 26, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

                            ------------------------

We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which does not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

If the terms of your series of certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. It is important for you to read and consider all of the information contained in both this prospectus supplement and the accompanying prospectus in making your investment decision.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT
Summary of Principal Economic Terms.....................................................................................S-4
Summary of Prospectus Supplement........................................................................................S-8
Formation of the Trust.................................................................................................S-11
Risk Factors...........................................................................................................S-11
Description of the Deposited Assets....................................................................................S-16
Description of the Certificates........................................................................................S-21
Description of the Trust Agreement.....................................................................................S-25
Certain Federal Income Tax Consequences................................................................................S-27
ERISA Considerations...................................................................................................S-31
Method of Distribution.................................................................................................S-33
Ratings................................................................................................................S-34
Legal Opinions.........................................................................................................S-35
Index of Terms for Prospectus Supplement...............................................................................S-36


                                   PROSPECTUS

Important Notice about Information Presented in this Prospectus and the Accompanying Prospectus Supplement ...............2
Where You Can Find More Information.......................................................................................3
Incorporation of Certain Documents by Reference...........................................................................4
Reports to Certificateholders.............................................................................................4
Important Currency Information............................................................................................4
Risk Factors..............................................................................................................5
Lehman ABS................................................................................................................7
Use of Proceeds...........................................................................................................8
Formation of the Trust....................................................................................................8
Maturity and Yield Considerations.........................................................................................9
Description of the Certificates..........................................................................................11
Description of Deposited Assets and Credit Support.......................................................................30
Description of the Trust Agreement.......................................................................................43
Limitations on Issuance of Bearer Certificates...........................................................................54
Currency Risks...........................................................................................................55
Plan of Distribution.....................................................................................................58
Legal Opinions...........................................................................................................59


You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Terms for Prospectus Supplement" beginning on page S-36 of this document.

THE UNDERWRITERS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH SECURITIES AND THE IMPOSITION OF PENALTY BIDS, IN EACH CASE IN CONNECTION WITH THE OFFERING OF THE CERTIFICATES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION" HEREIN.

                            ------------------------

For 90 days following the date of this prospectus supplement, all dealers selling the offered certificates are required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

                       SUMMARY OF PRINCIPAL ECONOMIC TERMS

                     This summary highlights the principal economic terms of the Certificates being issued by the Trust and of the Underlying Securities. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full. Certain capitalized terms used in this prospectus supplement are defined on the pages indicated in the "Index of Terms".

THE CERTIFICATES


The Trust................................   Lehman ABS and the Trustee will form
                                            the Corporate Backed Trust
                                            Certificates, Series 2001-5 Trust
                                            (the "Trust").

Securities Offered.......................   Corporate Backed Trust Certificates,
                                            Series 2001-5, consisting of Class
                                            A-1 Certificates. The Trust will
                                            also issue Class A-2 Certificates,
                                            which are not being offered hereby.

Initial Number
of Securities............................   1,355,000.

Final Scheduled Distribution
Date.....................................   December 1, 2026.

Interest Rate............................   8.80%.

Deposited
Assets...................................   The Deposited Assets will consist of
                                            the Underlying Securities. See "-The
                                            Underlying Securities" and
                                            "Description of the Deposited
                                            Assets" below.

Original Issue
Date.....................................   February 2, 2001.

Distribution Dates.......................   June 1st and December 1st, or if any
                                            such date is not a business day,
                                            then the next succeeding business
                                            day, commencing June 1, 2001 (absent
                                            the exercise by the Underlying
                                            Securities Issuer of its right to
                                            defer interest payments).

Record Date..............................   The 1st day immediately preceding
                                            each Distribution Date.

Optional Call............................   On any date occurring on or after
                                            February 2, 2006 (or after the
                                            announcement of any redemption or
                                            other unscheduled payment of the
                                            Underlying Securities) that the Call
                                            Rights holder designates as a Call
                                            Date, the Certificates may be called
                                            in whole or in part at a call price
                                            equal to the outstanding principal
                                            amount thereof, plus any accrued and
                                            unpaid interest to the Call Date.

Mandatory Redemption.....................   On any date the Underlying
                                            Securities are redeemed, including
                                            as a result of a Tax Event or a
                                            Capital Treatment Event (each
                                            defined herein), the Certificates
                                            shall be redeemed.

Denominations;
Specified
Currency.................................   The Certificates will be denominated
                                            and payable in U.S. dollars (the
                                            "Specified Currency") and will each
                                            have an initial principal amount of
                                            $25.

Interest Accrual
Periods..................................   Semi-annual periods (or, in the case
                                            of the first Interest Accrual
                                            Period, from and including the
                                            Original Issue Date to, but
                                            excluding, the first Distribution
                                            Date).

Form of
Security.................................   Book-entry certificates with The
                                            Depository Trust Company. See
                                            "Description of the Certificates -
                                            Definitive Certificates."
                                            Distributions will be settled in
                                            immediately available (same-day)
                                            funds.

Trustee..................................   U.S. Bank Trust National
                                            Association, as trustee.

Ratings..................................   "BB+" by Standard & Poor's Ratings
                                            Services, a division of The McGraw
                                            Hill Companies, Inc. and "baa3" by
                                            Moody's Investors Service, Inc. See
                                            "Ratings."

THE UNDERLYING SECURITIES


Underlying Securities....................   $36,012,000 aggregate principal
                                            amount of MBNA Capital A 8.278%
                                            Capital Securities, Series A issued
                                            by the Underlying Securities Issuer.

Underlying Securities Issuer.............   MBNA Capital A.

Underlying Securities Property
Trustee..................................   The Bank of New York.

Underlying Securities Trustee............   The Bank of New York (Delaware). The
                                            Underlying Securities have been
                                            issued pursuant to a trust agreement
                                            among MBNA Corporation, the
                                            Underlying Securities Property
                                            Trustee, The Bank of New York
                                            (Delaware) and certain
                                            administrative trustees.

Underlying Securities Original
Issue Date...............................   December 18, 1996.

Underlying Securities Final
Payment Date.............................   December 1, 2026.

Denominations............................   The Underlying Securities are
                                            denominated and payable in U.S.
                                            dollars and are available in minimum
                                            denominations of $1,000 and
                                            multiples thereof.

Underlying Securities Payment
Dates....................................   June 1st and December 1st.

Underlying Securities
Rate.....................................   8.278% per annum.

Underlying Securities Interest
Accrual Periods..........................   Semi-annual periods.

Junior Subordinated Debentures due 2026..   The assets of the Underlying
                                            Securities Issuer consist solely of
                                            the 8.278% Junior Subordinated
                                            Deferrable Interest Debentures,
                                            Series A, due 2026 (the "Junior
                                            Subordinated Debentures") issued by
                                            MBNA Corporation, a Maryland
                                            corporation, which are payable after
                                            the Senior Debt (as defined herein)
                                            of MBNA Corporation.

Guarantee................................   The Underlying Securities, are
                                            guaranteed, on a subordinated basis,
                                            by MBNA Corporation, but only to the
                                            extent payments have been made on
                                            the Junior Subordinated Debentures.

Form of Security.........................   Book-entry debt securities with DTC.

Paying Agent.............................   The Bank of New York.

Redemption...............................   The Underlying Securities Issuer has
                                            the right, at its option to redeem
                                            the Underlying Securities in whole
                                            or in part on or after December 1,
                                            2006, at an amount equal to the par
                                            amount of the Underlying Securities,
                                            plus accrued interest and a
                                            redemption premium (as described
                                            herein). The Underlying Securities
                                            Issuer also has the right to redeem
                                            the Underlying Securities in whole
                                            or in part at any time if there is
                                            more than an insubstantial risk that
                                            certain adverse tax events or
                                            capital treatment events may occur
                                            with respect to MBNA Corporation or
                                            the Underlying Securities Issuer.

Ratings..................................   "BB+" by Standard & Poor's Ratings
                                            Services, a division of The McGraw
                                            Hill Companies, Inc. and "baa3" by
                                            Moody's Investors Service, Inc. See
                                            "Ratings."

                     This Prospectus Supplement does not provide information with respect to the Underlying Securities Issuer. No investigation of the Underlying Securities Issuer or MBNA Corporation (including, without limitation, no investigation as to their financial condition or creditworthiness) or of the Underlying Securities (including, without limitation, no investigation as to its rating) has been made. Potential Certificateholders should obtain and evaluate the same information concerning MBNA Corporation and the Underlying Securities Issuer as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer. None of the Depositor, the Trustee, the Underwriters, or any of their respective affiliates, assumes any responsibility for the accuracy or completeness of any publicly available information of MBNA Corporation or the

Underlying Securities Issuer filed with the SEC or otherwise made publicly available or considered by a purchaser of the Certificates in making its investment decision in connection therewith.

                        SUMMARY OF PROSPECTUS SUPPLEMENT


                     The following summary highlights selected information from this prospectus supplement and is qualified by reference to the detailed information appearing elsewhere herein and in the prospectus.

Depositor...........................    Lehman ABS Corporation, an indirect
                                        wholly-owned subsidiary of Lehman
                                        Brothers Inc. See "Lehman ABS" in the
                                        prospectus.

Certificates........................    The Class A-1 Certificates (the
                                        "Certificates") are being offered hereby and will be issued pursuant to the trust agreement. The Trust will also issue
                                        Class A-2 Certificates in the initial
                                        principal amount of $2,137,000, which
                                        Class A-2 Certificates are not being
                                        offered hereby. The Class A-2
                                        Certificates do not bear interest.

                                        The $25 initial principal amount of each Certificate represents the amount that the certificateholder is entitled to receive as distributions allocable to principal on the Final Scheduled Distribution Date.

The Underlying Securities...........    Interest on the Underlying Securities
                                        accrues at the Underlying Securities
                                        Rate for each Underlying Securities
                                        Interest Accrual Period and is payable
                                        on each Underlying Securities Payment
                                        Date. The entire principal amount of the Underlying Securities will be payable on the Underlying Securities Final Payment
                                        Date. The Underlying Securities have a
                                        remaining term to maturity of
                                        approximately 26 years.

Distributions.......................    Holders of the Certificates will be
                                        entitled to receive on each Distribution
                                        Date, to the extent of available funds,
                                        after payment of certain Extraordinary
                                        Expenses of the Trustee and its
                                        respective agents,

                                        o   all distributions of interest on the
                                            Underlying Securities to pay
                                            interest on the outstanding
                                            principal amount of the
                                            Certificates, and
                                        o   a pro rata share of distributions
                                            of principal on the Underlying
                                           Securities.

                                        Distributions will be made to
                                        Certificateholders only if, and to the
                                        extent that, payments are made with
                                        respect to the Underlying Securities or
                                        are otherwise covered by any guarantees.
                                        In the event that principal
                                        distributions with respect to the
                                        Underlying Securities are insufficient
                                        to pay the outstanding principal amounts of the Certificates and the Class A-2 Certificates the holders will share in the distributions on a pro rata basis. See "Description of the
                                        Certificates--Collections and
                                        Distributions."

Special Distribution Dates..........    If a payment with respect to the
                                        Underlying Securities is made to the
                                        Trustee after the Underlying Securities
                                        Payment Date on which payment was due,
                                        then the Trustee will distribute any
                                        such amounts received on the next
                                        occurring Business Day (a "Special
                                        Distribution Date") as if the funds had
                                        constituted Available Funds on the
                                        Distribution Date immediately preceding
                                        such Special Distribution Date;
                                        provided, however, that the Record Date
                                        for such Special Distribution Date shall be five Business Days (as such term is defined in the prospectus, "Business
                                        Day") prior to the day on which the
                                        related payment was received from the
                                        Underlying Securities Trustee.

Optional Call.......................    On any date occurring on or after
                                        February 2, 2006 (or after the
                                        announcement of any redemption or other
                                        unscheduled payment of the Underlying
                                        Securities) that the holder of the Call
                                        Rights (described below) designates as a Call Date, the Certificates may be called in whole or in part at a price
                                        (the "Call Price") equal to the
                                        outstanding principal amount thereof,
                                        plus any accrued and unpaid interest to
                                        the Call Date. The Class A-2
                                        Certificates are subject to a call at a
                                        price that may be less than their
                                        certificate principal amounts. See
                                        "Description of the Trust
                                        Agreement-Termination" herein and
                                        "Description of Trust
                                        Agreement-Termination" in the
                                        prospectus.

The Call Rights.....................    The Call Rights, as defined herein,
                                        represent the rights to purchase the
                                        Certificates at the Call Price in
                                        connection with an Optional Call. The
                                        initial Call Rights holder will be the
                                        Depositor or an affiliate thereof. The
                                        Call Rights are not offered hereby.

Certain Federal Income Tax
Consequences........................    In the opinion of tax counsel to the
                                        Trust, the Trust will be classified for
                                        Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the Underlying Securities and as having issued a pro rata portion of the Call
                                        Rights. See "Certain Federal Income Tax
                                        Consequences."

Ratings.............................    It is a condition to the issuance of the
                                        Certificates that the Certificates have
                                        the ratings specified above under
                                        "Summary of Principal Economic
                                        Terms--The Certificates-Ratings." A
                                        security rating is not a recommendation
                                        to buy, sell or hold securities and may
                                        be subject to revision or withdrawal at
                                        any time by the assigning rating agency.
                                        A security rating does not address the
                                        occurrence or frequency of redemptions
                                        or prepayments on, or extensions of the
                                        maturity of, the Underlying Securities,
                                        or the corresponding effect on yield to
                                        investors. See "Ratings."

ERISA Considerations................    An employee benefit plan subject to the
                                        Employee Retirement Income Security Act
                                        of 1974, as amended ("ERISA"), including an individual retirement account (an
                                        "IRA") or Keogh plan (a "Keogh") (each,
                                        a "Plan") should consult its advisors
                                        concerning the ability of such Plan to
                                        purchase Certificates under ERISA or the Code. See "ERISA Considerations."

Listing.............................    The Certificates have been approved for
                                        listing, subject to official notice of
                                        issuance, on the New York Stock
                                        Exchange. However, it is unlikely that
                                        trading of the Certificates on the New
                                        York Stock Exchange will be active. See
                                        "Method of Distribution" herein.

                             FORMATION OF THE TRUST

                     The Trust will be formed pursuant to the trust agreement (the "Trust Agreement") (including the Series 2001-5 supplement) between Lehman ABS and the Trustee. At the time of the execution and delivery of the Series 2001-5 supplement, Lehman ABS will deposit the Underlying Securities in the Trust. The Trustee, on behalf of the Trust, will accept such Underlying Securities and will deliver the Certificates in accordance with the instructions of Lehman ABS.

                     The Underlying Securities will be purchased by Lehman ABS in the secondary market (either directly or through an affiliate of Lehman ABS). The Underlying Securities will not be acquired from MBNA Capital A as part of any distribution by or pursuant to any agreement with such issuer. MBNA Capital A and MBNA Corporation are not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to Lehman ABS or the issuance of the Certificates. Lehman Brothers Inc., an underwriter of the Certificates and an affiliate of the Depositor, participated in the initial public offering of the Underlying Securities.


                                  RISK FACTORS

NO DUE DILIGENCE INVESTIGATION
OF THE UNDERLYING SECURITIES,
MBNA CAPITAL A OR MBNA
CORPORATION HAS BEEN MADE BY THE
DEPOSITOR, THE UNDERWRITERS
OR THE TRUSTEE.                         Lehman Brothers Inc. participated in the
                                        initial public offering of the
                                        Underlying Securities, and considered
                                        certain financial information related
                                        thereto at the time. However, in
                                        connection with the present offering,
                                        none of the Depositor, the underwriters
                                        (the "Underwriters") or the Trustee (a)
                                        has made, or will make, any due
                                        diligence investigation of the business
                                        condition, financial or otherwise, of
                                        the Underlying Securities, the
                                        Underlying Securities Issuer or MBNA
                                        Corporation or (b) has verified, or will verify, any reports or information filed by the Underlying Securities Issuer or MBNA Corporation with the Securities and Exchange Commission or otherwise made available to the public. It is strongly recommended that prospective investors in the Certificates consider publicly available financial and other information regarding the Underlying
                                        Securities Issuer and MBNA Corporation.
                                        The issuance of the Certificates should
                                        not be construed as an endorsement by
                                        the Depositor, the Underwriters or the
                                        Trustee of the financial condition or
                                        business prospects of MBNA Capital A or
                                        MBNA Corporation. See "Description of
                                        the Deposited Assets--Underlying
                                        Securities."

THE UNDERLYING SECURITIES ISSUER
IS THE ONLY PAYMENT SOURCE.             The payments made by the Underlying
                                        Securities Issuer on the Underlying
                                        Securities are the only source of
                                        payment for your Certificates. The
                                        payments made by MBNA Corporation on the Junior Subordinated Debentures are the only source of payment for the Underlying Securities. MBNA Corporation is subject to laws permitting bankruptcy, moratorium, reorganization or other actions; financial difficulties experienced by MBNA Corporation could result in delays in payment, partial payment or nonpayment of the Junior
                                        Subordinated Debentures, and in turn the Underlying Securities and your
                                        Certificates. In the event of nonpayment on the Junior Subordinated Debentures by MBNA Corporation and in turn on the Underlying Securities by the Underlying
                                        Securities Issuer, you will bear the
                                        burden of such nonpayment. See
                                        "Description of the Certificates"
                                        herein.


DISTRIBUTION ON THE UNDERLYING
SECURITIES, AND CONSEQUENTLY THE
CERTIFICATES, MAY BE DEFERRED WITH
POSSIBLE MARKET PRICE CONSEQUENCES.     Distributions on the Underlying
                                        Securities, and consequently the
                                        Certificates, may be deferred by the
                                        Underlying Securities Issuer in the
                                        event MBNA Corporation defers payments
                                        on its 8.278% Junior Subordinated
                                        Debentures. The deferral may be for up
                                        to ten (10) consecutive semi-annual
                                        interest distribution dates provided
                                        that such extension period may not
                                        extend beyond the maturity date for the
                                        Junior Subordinated Debentures. During
                                        any extension period, interest on the
                                        Junior Subordinated Debentures will
                                        continue to accrue (and the amount of
                                        distributions to which holders of such
                                        debentures are entitled will continue to accumulate) at the otherwise applicable interest rate, compounded semi-annually.
                                        Interest will also continue to accrue on the Certificates, compounded semi-annually. However, interest that accrues on deferred and compounded interest on the Underlying Securities will not be sufficient to pay interest at the otherwise applicable rate of 8.80% on deferred and compounded interest on the Certificates. Interest on deferred and compounded interest on the Certificates will be owing only to the extent that such interest is actually received on the Underlying
                                        Securities. Any interest that accrues on the Junior Subordinated Debentures during an extension period will be distributed to the Certificateholders pro rata when it is received by the Trust. See "Description of the
                                        Certificates--Collections and
                                        Distributions" herein.


                                        Should MBNA Corporation elect to
                                        exercise its rights to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Underlying Securities, and consequently the Certificates, is likely to be adversely affected. A holder that disposes of its Certificates during a deferral period, therefore, might not receive the same return on its investment as a holder that continues to hold its Certificates. In addition, merely as a result of the existence of

                                        MBNA Corporation's right to defer
                                        payments of interest on the Junior
                                        Subordinated Debentures, the market
                                        price of the Underlying Securities, and
                                        consequently the Certificates, may be
                                        more volatile than the market prices of
                                        other securities that are not subject to such deferrals.


A DEFERRAL OF DISTRIBUTIONS
MAY HAVE TAX CONSEQUENCES.              Should MBNA Corporation exercise its
                                        right to defer payments of interest on
                                        the Junior Subordinated Debentures, each holder of the Underlying Securities, and thus each holder of the Certificates, will be required to accrue income (as original issue discount) in respect of the deferred interest allocable to its undivided interest in the Underlying
                                        Securities or Certificates for United
                                        States federal income tax purposes,
                                        which will be accrued but not
                                        distributed to it. As a result, each
                                        holder of a Certificate will recognize
                                        income for United States federal income
                                        tax purposes in advance of the receipt
                                        of cash and will not receive the cash
                                        related to such income from the
                                        Underlying Securities Issuer if the
                                        holder disposes of its Certificates
                                        prior to the record date for the payment of distributions thereafter. See
                                        "Certain Federal Income Tax
                                        Consequences" herein.

THE JUNIOR SUBORDINATED DEBENTURES
ARE UNSECURED OBLIGATIONS AND ARE
SUBORDINATED TO OTHER DEBT
OBLIGATIONS OF MBNA CORPORATION         The Junior Subordinated Debentures are
                                        unsecured obligations of MBNA
                                        Corporation and will be subordinated and junior in regards to payment of the Senior Debt (as defined herein) of MBNA
                                        Corporation. In the event of the
                                        insolvency of MBNA Corporation, other
                                        creditors will have a preferred claim
                                        over the assets of MBNA Corporation that ranks prior to that represented by the Junior Subordinated Debentures, thereby reducing your chances of receiving payment on the Certificates. The
                                        Guarantee by MBNA Corporation of the
                                        Underlying Securities is similarly
                                        subordinated. The Junior Subordinated
                                        Debentures are not insured or guaranteed by any governmental agency, and in particular are not insured by the Federal Deposit Insurance Corporation.


THE UNDERLYING SECURITIES GUARANTEE
PROVIDES FOR FULL PAYMENT OF THE
UNDERLYING SECURITIES ONLY TO
THE EXTENT MBNA CORPORATION HAS
MADE PAYMENT ON THE JUNIOR
SUBORDINATED DEBENTURES.                The Underlying Securities Guarantee
                                        provides a guarantee from the time of
                                        issuance of the Underlying Securities of amounts due on the Underlying
                                        Securities, but only to the extent
                                        payments have been made on the Junior
                                        Subordinated Debentures. If MBNA
                                        Corporation does not make payments on
                                        the Junior Subordinated Debentures, it
                                        will not be liable on the Underlying

                                        Securities Guarantee, and the Underlying
                                        Securities Trustee will not make
                                        distributions on the Underlying
                                        Securities. See "Description of the
                                        Deposited Assets--Underlying Securities
                                        Guarantee" herein.

THE UNDERLYING SECURITIES MAY
BE REDEEMED BY THE UNDERLYING
SECURITIES ISSUER IN THE EVENT
CERTAIN ADVERSE TAX EVENTS OR A
CAPITAL TREATMENT EVENT OCCUR.          At any time within 90 days following the
                                        occurrence and continuation of a Tax
                                        Event (as defined herein) or a Capital
                                        Treatment Event (as defined herein)
                                        prior to December 1, 2006, MBNA
                                        Corporation will have the right to
                                        redeem the Junior Subordinated
                                        Debentures in whole and therefore cause
                                        a mandatory redemption of the Underlying
                                        Securities, and consequently the
                                        Certificates, at the Special Event
                                        Prepayment Price. See "Description of
                                        the Deposited Assets--Redemption of the
                                        Underlying Securities" herein.

CERTIFICATEHOLDERS ARE NOT LIKELY
TO RECEIVE ANY REDEMPTION
PREMIUMS OR MARKET VALUE APPRECIATION.  In certain circumstances, redemption of the Underlying Securities by the
                                        Underlying Securities Issuer requires
                                        payment of a redemption premium. In
                                        addition, the market value of the
                                        Underlying Securities may increase to a
                                        value in excess of their face amounts.
                                        However, in such circumstances it is
                                        likely that the Call Rights holder
                                        (initially, the Depositor) would
                                        exercise its right to purchase the
                                        Certificates pursuant to an Optional
                                        Call. The Call Price equals the
                                        outstanding principal amount of the
                                        Certificates, plus accrued interest. If
                                        the Call Rights holder does so, a
                                        Certificateholder will receive less than if the Certificateholder directly owned the Underlying Securities and will not receive any premium or any excess of the Underlying Securities' market value over their face amounts. See "Description of Deposited Assets--Redemption of the Underlying Securities" herein.


A CHANGE OR WITHDRAWAL BY THE
RATING AGENCIES OF THEIR INITIAL
RATINGS MAY REDUCE THE MARKET VALUE
OF THE CERTIFICATES.                    At the time of issuance, the
                                        Certificates will have ratings assigned
                                        by Moody's and S&P equivalent to the
                                        ratings of the Underlying Securities,
                                        which, as of the date of this Prospectus
                                        Supplement were "baa3" by Moody's and
                                        "BB+" by S&P. The rating by S&P is a
                                        non-investment grade rating and reflects the greater risk that adverse changes in the financial condition of MBNA
                                        Corporation or general economic
                                        conditions may impair the ability of
                                        MBNA Corporation to pay principal and
                                        interest on the Junior Subordinated
                                        Debentures, which would in turn impair
                                        the ability of the Underlying Securities
                                        Issuer to pay principal and interest on
                                        the Underlying Securities to the Trust
                                        for distribution on the Certificates. It is expected that the ratings of the Certificates will change if the ratings of the Underlying Securities change.

                                        Any rating issued with respect to the
                                        Certificates is not a recommendation to
                                        purchase, sell or hold a security
                                        inasmuch as such ratings do not comment
                                        on the market price of the Certificates
                                        or their suitability for a particular
                                        investor. There can be no assurance that the ratings will remain for any given period of time or that the ratings will not be revised or withdrawn entirely by the related rating agency if, in its judgment, circumstances (including, without limitation, the rating of the Underlying Securities) so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Certificates.

MOODY'S INVESTORS SERVICE, INC.
MAY CHANGE ITS RATINGS CRITERIA
WHICH COULD RESULT IN REASSIGNMENT
OF MOODY'S RATING OF THE
UNDERLYING SECURITIES.                  Moody's Investors Service, Inc. is
                                        contemplating a change in its ratings
                                        criteria, which could result in a
                                        reassignment of the rating of the
                                        Underlying Securities (and a
                                        corresponding reassignment of the rating of the Certificates) by Moody's
                                        Investors Service, Inc.


  See "Risk Factors" and "Maturity and Yield Considerations" in the prospectus.

                       DESCRIPTION OF THE DEPOSITED ASSETS

GENERAL

                     This Prospectus Supplement sets forth certain relevant terms with respect to the Underlying Securities, but does not provide detailed information with respect to the Underlying Securities or the Underlying Securities Issuer. This prospectus supplement relates only to the Certificates offered hereby and does not relate to the Underlying Securities. All disclosure contained herein with respect to the Underlying Securities is derived from publicly available documents. The Underlying Securities were originally issued by the Underlying Securities Issuer as part of an underwritten public offering of $250,000,000 of such securities pursuant to registration statement no. 333-15721, filed by the Underlying Securities Issuer with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

                     No investigation has been made of the financial condition or creditworthiness of the Underlying Securities Issuer or MBNA Corporation (the "Company") in connection with the issuance of the Certificates. The Company is subject to the information reporting requirements of the Exchange Act. NONE OF LEHMAN ABS, THE UNDERWRITERS OR THE TRUSTEE HAVE PARTICIPATED IN THE PREPARATION OF SUCH REPORTING DOCUMENTS, OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. None of the Depositor, the Underwriters or the Trustee have verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the Underlying Securities, the Company or the Underlying Securities Issuer have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

                     THE TRUST WILL HAVE NO SIGNIFICANT ASSETS OTHER THAN THE UNDERLYING SECURITIES FROM WHICH TO MAKE DISTRIBUTIONS OF AMOUNTS DUE IN RESPECT OF THE CERTIFICATES. CONSEQUENTLY, THE ABILITY OF CERTIFICATEHOLDERS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THE CERTIFICATES WILL DEPEND ENTIRELY ON THE TRUST'S RECEIPT OF PAYMENTS ON THE UNDERLYING SECURITIES. PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD CONSIDER CAREFULLY THE FINANCIAL CONDITION OF THE COMPANY AND THE EFFECT THEREOF ON THE UNDERLYING SECURITIES ISSUER AND ITS ABILITY TO MAKE PAYMENTS IN RESPECT OF SUCH UNDERLYING SECURITIES. THIS PROSPECTUS SUPPLEMENT RELATES ONLY TO THE CERTIFICATES BEING OFFERED HEREBY AND DOES NOT RELATE TO THE COMPANY, THE UNDERLYING SECURITIES OR THE UNDERLYING SECURITIES ISSUER. ALL INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT REGARDING THE COMPANY, THE UNDERLYING SECURITIES ISSUER AND THE UNDERLYING SECURITIES IS DERIVED SOLELY FROM PUBLICLY AVAILABLE DOCUMENTS.


UNDERLYING SECURITIES

                     The Underlying Securities consist of $36,012,000 aggregate principal amount of MBNA Capital A 8.278% Capital Securities, Series A issued by MBNA Capital A on December 18, 1996. The interest rate on the Underlying Securities is 8.278% per annum; interest is payable semi-annually. The Final Payment Date on the Underlying Securities will occur on December 1, 2026.

                     The Underlying Securities have been issued pursuant to agreements among the Company, the Underlying Securities Issuer and underlying securities trustees. The following summary describes certain general terms of the Indenture (as defined herein) and the trust agreement dated as of December 18, 1996 (the "Underlying Securities Trust Agreement"), but investors should refer to the Indenture and the Underlying Securities Trust Agreement themselves for all the terms governing the Underlying Securities.

                     Each of the Indenture and Underlying Securities Trust Agreement limits the ability of the Underlying Securities Issuer to engage in certain activities and transactions and requires that the Underlying Securities

Issuer perform certain obligations with respect to the Underlying Securities. The Underlying Securities Issuer solely exists for the purpose of issuing securities for cash and investing the gross proceeds thereof in an equivalent amount of 8.278% Junior Subordinated Deferrable Interest Debentures, Series A, due 2026 of the Company (the "Junior Subordinated Debentures"), and pursuant to the Underlying Securities Trust Agreement it is not permitted to incur any indebtedness or make any investment other than in the Junior Subordinated Debentures .

                     The following is a summary of the Underlying Security Events of Default:

          o failure for 30 days to pay interest on such series of Junior Subordinated Debentures of such series when due (subject to the deferral of any due date in the case of a Deferral Period (as defined herein);

          o failure to pay principal of or premium, if any, on the Junior Subordinated Debentures of such series when due whether at maturity or upon redemption;

          o failure to observe or perform in any material respect certain other covenants contained in the Indenture (as defined below) for 90 days after written notice to the Company from the Indenture Trustee (as defined below) or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures of such series; or

          o certain events of bankruptcy, insolvency or reorganization of the Company.

                     Upon the occurrence of an Underlying Securities Event of Default, the Underlying Securities Property Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures affected will have the right under the Indenture to declare the principal of the Junior Subordinated Debentures to be immediately due and payable. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest, premium (if any) and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

                     Notwithstanding the foregoing, if an Underlying Securities Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, premium (if any) or principal on the Junior Subordinated Debentures on the date such interest, premium (if any) or principal is otherwise due and payable (or in the case of redemption, the redemption date), then a holder of Underlying Securities may directly institute suit against the Company for enforcement of payment to such holder of the principal of or interest or premium (if any) on such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Underlying Securities held by such holder on or after the respective due date specified in the Junior Subordinated Debentures. The holders of Underlying Securities will not be able to exercise directly against the Company any other remedy available to the holders of the Junior Subordinated Debentures unless the Underlying Securities Property Trustee first fails to do so.

REDEMPTION OF THE UNDERLYING SECURITIES

                     The Company has the right to redeem the Junior Subordinated Debentures on or after December 1, 2006, in whole or in part at any time. A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of Underlying Securities having an aggregate liquidation amount equal to the principal amount of Junior Subordinated Debentures redeemed (an "Underlying Optional Redemption"). The "Redemption Price" in the case of such a redemption shall equal the following prices expressed in percentages of the stated liquidation amount together with accrued distributions to but excluding the date fixed for redemption, if redeemed during the 12-month period beginning December 1,



Year                               Redemption Price
----                               ----------------
2006                               104.1390%
2007                               103.7251%
2008                               103.3112%
2009                               102.8973%
2010                               102.4834%
2011                               102.0695%
2012                               101.6556%
2013                               101.2417%
2014                               100.8278%
2015                               100.4139%

and at 100% on or after December 1, 2016.

                     In addition, upon the occurrence and continuation of a Special Event (as defined below) prior to December 1, 2006, on not less than 30 nor more than 60 days' notice, the Company will have the option either to redeem the Junior Subordinated Debentures in whole, thus causing a redemption of the Underlying Securities, (such redemption, a "Special Event Redemption") or to cause the termination of the Company and the distribution of the Junior Subordinated Debentures pro rata to the holders of the Underlying Securities. The redemption price in the case of a Special Event Redemption prior to December 1, 2006 will be the Special Event Prepayment Price. The "Special Event Prepayment Price" will equal the greater of (i) 100% of the principal amount of the Junior Subordinated Debentures or (ii) the sum of the present value of the remaining scheduled payments of principal of and premium payable on the Junior Subordinated Debentures through December 1, 2006 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve thirty day months) at a certain treasury benchmark rate plus 0.50%. A "Special Event" means any of (A) the receipt by the Company and the Underlying Securities Issuer of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (ii) any official administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, there is more than an insubstantial risk that (a) the Underlying Securities Issuer is, or will be within 90 days of the date of delivery of such opinion, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (b) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (c) the Underlying Securities Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (a "Tax Event"); or (B) the Company has reasonably determined that, as the result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Company will not be able to treat the minority interest in the Underlying Securities Issuer as "Tier 1 capital" (or the equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company (a "Capital Treatment Event").

                     The Company has the right at any time to cause the termination of the Underlying Securities Issuer and to cause the Junior Subordinated Debentures to be distributed to the holders of the Underlying

Securities in exchange therefor upon liquidation of the Underlying Securities Issuer. In the event that the Junior Subordinated Debentures are distributed to the Trust in exchange for the Underlying Securities, such distribution will not cause the Certificates to be redeemed. The Trust will hold the Junior Subordinated Debentures for the benefit of the holders of Certificates in accordance with the terms of the Trust Agreement.

UNDERLYING SECURITIES GUARANTEE

                     Pursuant to the Underlying Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Underlying Securities to the extent not paid by the Underlying Securities Issuer, regardless of any defense, right of set-off or counterclaim that the Underlying Securities Issuer may have or assert, the following payments or distributions with respect to Underlying
Securities: (i) any accrued and unpaid distributions on Underlying Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Underlying Securities called for redemption by the Underlying Securities Issuer, but if and only to the extent that in each case the Company has made a payment to the Underlying Securities Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Underlying Securities Issuer as trust assets and (ii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Underlying Securities Issuer (other than in connection with the distribution of such Junior Subordinated Debentures to the holders of the Underlying Securities or the redemption of all the Underlying Securities upon the maturity or redemption of such Junior Subordinated Debentures) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Underlying Securities to the date of payment, to the extent the Underlying Securities Issuer has funds available therefor, or (b) the amount of assets of the Underlying Securities Issuer remaining available for distribution to holders of the Underlying Securities upon liquidation of the Underlying Securities Issuer. The Company's obligation to make such payments may be satisfied by direct payment of the required amounts by the Company to the holders of the Underlying Securities or by causing the Underlying Securities Issuer to pay such amounts to such holders.

                     The Company's obligations under the Underlying Securities Trust Agreement, the Underlying Securities Guarantee, the Junior Subordinated Debentures purchased by the Underlying Securities Issuer and the Indenture in the aggregate will provide a guarantee on a subordinated basis by the Company of payments due on the Underlying Securities. However, the Underlying Securities Guarantee covers distributions and other payments on the Underlying Securities only if and to the extent that the Company has made a payment to the Underlying Securities Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Underlying Securities Issuer as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debentures deposited in the Underlying Securities Issuer as trust assets, the Underlying Securities Trustee will not make distributions on the Underlying Securities of the Underlying Securities Issuer and the Underlying Securities Issuer will not have funds available therefor.

JUNIOR SUBORDINATED DEBENTURES

                     The assets of the Underlying Securities Issuer consist solely of the aggregate principal amount of the 8.278% Junior Subordinated Debentures issued on December 18, 1996 by MBNA Corporation. The interest rate on the Junior Subordinated Debentures is 8.278% per annum; interest is payable semi-annually. The Final Payment Date on the Junior Subordinated Debentures will occur on December 1, 2026.

                     The Junior Subordinated Debentures are unsecured, junior subordinated obligations of the Company. The indenture, which term includes all supplements thereto (the "Indenture"), does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debentures, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

                     The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debentures may be issued thereunder from time to time in one or more series. The Junior Subordinated Debentures are issuable in one or more series pursuant to an indenture supplement to the Indenture.

                     The Junior Subordinated Debentures are unsecured and are subordinate in right of payment to all Senior Debt and to derivative obligations of the Company whether outstanding as of this date or hereafter incurred. The Company and its subsidiaries are subject to claims by creditors for long-term and short-term debt obligations, including substantial obligations for federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. There are also various legal limitations on the extent to which subsidiaries of the Company may pay dividends or otherwise supply funds to the Company.

                     The Junior Subordinated Debentures are subordinate in right of payment as provided in the Indenture to all Senior Debt of the Company. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debentures may be made at any time when (i) any Senior Debt is not paid when due, (ii) the maturity of any Senior Debt has been accelerated because of a default, or (iii) any judicial proceeding shall be pending with respect to any such default.

                     "Senior Debt" shall mean the principal of and premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any Debt of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its subsidiaries, (iii) Debt to any employee of the Company, (iv) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (v) any other debt securities issued pursuant to the Indenture.

                     "Debt" shall mean with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person;
(vi) every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

                     In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

                     Upon any distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, all Senior Debt shall be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

                     The Indenture places no limitation on the amount of senior or subordinated debt that may be incurred by the Company.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

                     The Certificates will be denominated and distributions with respect thereto will be payable in the Specified Currency. The Certificates, along with the Class A-2 Certificates (which initially will be retained by the Depositor), represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the Underlying Securities and (ii) all payments on or collections in respect of the Underlying Securities received on or after the Closing Date. The property of the Trust will be held for the benefit of the holders of the Certificates by the Trustee.

                     The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in denominations of $25.

                     The Certificates will each initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by Lehman ABS, the "Clearing Agency"), except as provided below. Lehman ABS has been informed by DTC that DTC's nominee will be CEDE & Co. No holder of any such certificate will be entitled to receive a certificate representing such person's interest, except as set forth below under "-Definitive Certificates." Unless and until definitive certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to any such certificates shall refer to actions taken by DTC upon instructions from its Participants. See "-Definitive Certificates" below and "Description of Certificates-Global Securities" in the prospectus.

                     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account such certificates are credited.

Additionally, DTC will take such actions with respect to specified Voting Rights only at the direction and on behalf of Participants whose holdings of such certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of certificates evidence such Voting Rights, authorize divergent action.

DEFINITIVE CERTIFICATES

                     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) Lehman ABS advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to each class of Certificates and Lehman ABS is unable to locate a qualified successor or (ii) Lehman ABS, at its option, elects to terminate the book-entry system through DTC.

                     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue such certificates as definitive certificates issued in the respective principal amounts owned by the individual owners of the Certificates. Thereafter the Trustee will recognize the holders of the definitive certificates as Certificateholders under the Trust Agreement.

COLLECTIONS AND DISTRIBUTIONS

                     Except as otherwise provided herein, collections on the Underlying Securities that are received by the Trustee for a given Interest Accrual Period and deposited from time to time into the Certificate Account will be applied by the Trustee on each applicable Distribution Date, solely to the extent of Available Funds (as defined below) on such Distribution Date:

                    o The interest portion of Available Funds will be paid in the following order of priority:

                    (a) to the Trustee, reimbursement for any Extraordinary Expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the Certificateholders;

                    (b) to the holders of the Certificates, interest at the rate of 8.80% per annum on the principal amount of the Certificates (provided, however that following a Deferral Period (as defined herein), all deferred interest will be paid to the Certificateholders to the extent it is distributed by the Underlying Securities Issuer and received by the Trustee);

                    (c) to the Depositor, any remaining interest portion of Available Funds.

                    o The principal portion of Available Funds will be paid in the following order of priority:

                    (a) to the Trustee, reimbursement for any Extraordinary Expenses incurred by the Trustee in accordance with the Trust Agreement pursuant to instructions of not less than 100% of the Certificateholders; and

                    (b) to the holders of the Certificates and the Class A-2 Certificates, the remaining principal portion of Available Funds pro rata in the proportion that the outstanding principal amount of the Certificates bears to the outstanding principal amount of the Class A-2 Certificates.

                     "Available Funds" for any Distribution Date means the sum of all amounts received on or with respect to the Underlying Securities during the preceding Interest Accrual Period.

                     If the Trustee has not received payment on the Underlying Securities on or prior to a Distribution Date, such distribution will be made upon receipt of payment on the Underlying Securities. No additional amounts will accrue on the Certificates or be owed to holders of Certificates as a result of any such delay; provided, however, that any additional interest owed and paid by the Underlying Securities Issuer as a result of such delay shall be paid to the holders of Certificates to the extent accrued on such overdue payment at the rate stated above and to the extent such additional interest has been distributed by the Underlying Issuer. In the event of a default on the Underlying Securities, approved Extraordinary Expenses (see "Description of the Trust Agreement - The Trustee" herein) of the Trustee may be reimbursed to the Trustee out of Available Funds before any distributions to Certificateholders are made.

                     All amounts received on or with respect to the Underlying Securities, which are not distributed to Certificateholders on the date of receipt, shall be invested by the Trustee in Eligible Investments. Income on such investments will constitute property of the Trust and shall be included in Available Funds. "Eligible Investments" means, with respect to the Certificates, those investments consistent with the Trust's status as a grantor trust for federal income tax purposes and acceptable to the Rating Agencies as being consistent with the ratings of such Certificates, as specified in the Trust Agreement. Generally, Eligible Investments must be limited to obligations or securities that mature not later than the business day prior to the next succeeding Distribution Date.

                     There can be no assurance that collections received from the Underlying Securities over a specified period will be sufficient to make all required distributions to the Certificateholders. To the extent Available Funds are insufficient to make any such distribution due to the Certificates, any shortfall will be carried over and will be distributable on the next Distribution Date on which sufficient funds exist to pay such shortfalls.

                     Each Certificate evidences the right to receive, to the extent received on the Underlying Securities, a semiannual distribution of interest on June 1 and December 1 of each year, commencing June 1, 2001, and a distribution of principal on December 1, 2026, or if any such day is not a Business Day, the next succeeding Business Day, or upon early redemption. For purposes of the foregoing, "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed. Distributions of interest on the Certificates, however, may be deferred as a result of the deferral of payment on the Junior Subordinated Debentures held by the Underlying Securities Issuer. Distributions on the Junior Subordinated Debentures may be deferred by the Company for up to ten (10) consecutive semiannual interest periods (such deferral period, the "Deferral Period") provided that no Extension Period extends beyond December 1, 2026. During any Deferral Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of distributions to which holders of the Junior Subordinated Debentures are entitled, will continue to accumulate) at the applicable rate per annum compounded semi-annually. However, during such Deferral Period, interest accruing on such deferred interest (also referred to as compounded interest) on the Underlying Securities would not be sufficient to cover interest accruing at 8.80% on deferred interest on the Certificates, and consequently, the Certificateholders shall only be entitled to such interest to the extent it is distributed by the Underlying Securities Issuer.

ADDITIONAL UNDERLYING SECURITIES AND CERTIFICATES

                     From time to time hereafter, additional Underlying Securities may be sold to the Trust, in which case additional Certificates and Class A-2 Certificates will be issued in a principal amount equal to 100% of the principal amount of such Underlying Securities sold to the Trust. Any such additional Certificates and Class A-2 Certificates issued will have the same terms and rank pari passu with the Certificates and Class A-2 Certificates, respectively, issued pursuant to the Trust Agreement (including the Series 2001-5 supplement) on February 2, 2001.

THE CALL RIGHTS; OPTIONAL CALL

                     On any date on or after February 2, 2006 (a "Call Date"), the Call Rights holder may exercise its option to purchase, in whole or in part, the Certificates at par value plus any accrued and unpaid interest to the Call Date (the "Call Rights"); provided that the Call Rights holder deposits such purchase price on or prior to such Call Date (an "Optional Call"). Lehman ABS, or an affiliate thereof, will be the initial Call Rights holder.

                     The Class A-2 Certificates are subject to call at a price that may be less than their certificate principal amounts.

DEFAULT ON UNDERLYING SECURITIES

                     In the event of the occurrence of a payment default on the Underlying Securities or an acceleration of the maturity of the Underlying Securities in connection with a default thereon, the Trustee will promptly give notice to DTC or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates thereof. Such notice will set forth (i) the identity of the issue of Underlying Securities, (ii) the date and nature of such payment default or acceleration,
(iii) the amount of the interest or principal in default, (iv) the Certificates affected by the payment default or acceleration, and (v) any other information which the Trustee may deem appropriate.

                     In the event of a payment default, the Trustee is required to proceed against the Underlying Securities Issuer on behalf of the Certificateholders to enforce the Underlying Securities or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided, that holders of Certificates representing a majority of the voting rights on the Certificates and the Class A-2 Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Underlying Securities, subject to the Trustee's receipt of satisfactory indemnity. In the event of an acceleration and a corresponding payment on the Underlying Securities, the Trustee will distribute the proceeds to the Certificateholders no later than two Business Days after the receipt of immediately available funds.

                     In the event that the Trustee receives money or other property in respect of the Underlying Securities (other than a scheduled payment on or with respect to an interest payment date) as a result of a payment default on the Underlying Securities (including from the sale thereof), the Trustee will promptly give notice as provided in the Trust Agreement to DTC, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice will state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Certificates and Class A-2 Certificates then outstanding and unpaid, pro rata by principal amount (after deducting the costs incurred in connection therewith). Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of Underlying Securities to Certificateholders will be deemed to reduce the principal amount of Certificates on a dollar-for-dollar basis. Following such in kind distribution, all Certificates will be cancelled.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

                     The Certificates will be issued pursuant to the Trust Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Trust Agreement as executed will be filed by Lehman ABS with the SEC following the issuance and sale of the Certificates. The Trust created under the Trust Agreement (including the Series 2001-5 supplement) will consist of:

                    o         the Underlying Securities; and

                    o all collections or payments received in respect of the Underlying Securities due after February 2, 2001.

On June 1, 2001, the Trustee will pay to Lehman ABS the amount of interest accrued on the Underlying Securities from December 1, 2000 to but not including the Closing Date. Reference is made to the prospectus for important information in addition to that set forth herein regarding the Trust, the terms and conditions of the Trust Agreement and the Certificates. The following summaries of certain provisions of the Trust Agreement do not purport to be complete and are subject to the detailed provisions contained in the Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

THE TRUSTEE

                     U.S. Bank Trust National Association, a national banking association, will act as trustee for the Certificates and the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 100 Wall Street, New York, New York 10005 and its telephone number is (212) 361-2500.

                     Pursuant to the Trust Agreement, the Trustee shall receive compensation at the rate set forth in the Trust Agreement. The Trustee will be entitled to payment of its fees by the Depositor pursuant to a separate agreement with the Depositor, but will not have any claim against the Trust with respect thereto.

                     The Trust Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Depositor and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement.

EVENTS OF DEFAULT

                     An event of default (an "event of default") with respect to the Certificates under the Trust Agreement will consist of:

                    o a default in the payment of any interest on any Underlying Security after the same becomes due and payable (subject to any applicable grace period);

                    o a default in the payment of the principal of or any installment of principal of any Underlying Security when the same becomes due and payable; and

                    o any other event specified as an "Event of Default" in the Indenture for the Junior Subordinated Debentures.

                     The Trust Agreement will provide that, within 30 days after the occurrence of an event of default in respect of the Certificates, the Trustee will give to the holders of such certificates notice, transmitted by mail, of all such uncured or unwaived events of default known to it. However, except in the case of an event of default relating to the payment of principal, if any, or interest on any of the Underlying Securities, the Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the holders of the Certificates of such class.

                     No holder of any certificate will have the right to institute any proceeding with respect to the Trust Agreement, unless (i) the holder previously has given to the Trustee written notice of a continuing breach, (ii) the holders of certificates of such series evidencing not less than the "Required Percentage--Remedies" specified in the applicable series supplement of the aggregate Voting Rights of such series have requested in writing that the Trustee institute such proceeding in its own name as trustee,
(iii) the holder or holders have offered the Trustee reasonable indemnity, (iv) the Trustee has for 15 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of certificates of such series evidencing not less than the Required Percentage. "Required Percentage-Remedies" shall mean 66 2/3% of the Voting Rights.

VOTING RIGHTS

                     The Voting Rights will be allocated among all holders of the Certificates and the Class A-2 Certificates in proportion to the then outstanding Certificate Principal Amounts of their respective certificates.

VOTING OF UNDERLYING SECURITIES

                     The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of Underlying Securities as permitted by DTC and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from DTC, the Underlying Securities Trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, or any other document thereunder or relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each certificateholder of record as of such date. The Trustee shall request instructions from the certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative certificate principal amounts) as the Certificates and the Class A-2 Certificates of the Trust were actually voted or not voted by the certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary, the Trustee shall at no time vote or consent to any matter (i) unless such vote or consent would not (based on an opinion of counsel) alter the status of the Trust as a grantor trust for Federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities, except in the event of an event of default with respect to the Underlying Securities or an event which with the passage of time would become an event of default with respect to the Underlying Securities and with the unanimous consent of all holders of outstanding Certificates and Class A-2 Certificates or (iii) which would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities except in the event of a default under the Underlying Securities and only with the consent of certificateholders representing 100% of the aggregate voting rights of each outstanding class of the certificates. The Trustee will not be liable for any failure to act resulting from certificateholders' late return of, or failure to return, directions requested by the Trustee from the certificateholders.

                     In the event that an offer is made by the issuer of the Underlying Securities to issue new obligations in exchange and substitution for any of the Underlying Securities or any other offer is made for the Underlying Securities, the Trustee will notify the certificateholders of such offer as promptly as practicable. The Trustee must reject any such offer unless an event of default under the Underlying Securities has occurred, the Trustee is directed by the affirmative vote of all of the certificateholders to accept such offer and the Trustee has received the tax opinion described above.

                     In connection with a vote concerning whether to declare the acceleration of the Underlying Securities, the certificateholders' interests may differ from holders of other outstanding debt securities of the Underlying Securities Issuer.

TERMINATION

                     The circumstances under which the obligations created by the Trust Agreement will terminate in respect of the Certificates are described in "Description of Certificates--Termination" in the prospectus. In no event will the Trust created by the Trust Agreement for the Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Trust Agreement. See "Description of Trust Agreement--Termination" in the prospectus.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

                     The following discussion summarizes certain of the material federal income tax consequences of the ownership and disposition of the Certificates and is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated and proposed thereunder (the "Regulations"), judicial decisions and published administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all as in effect on the date hereof. Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. This summary does not purport to address the federal income tax consequences either to special classes of taxpayers (such as S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, broker-dealers, tax-exempt organizations and persons that hold the Certificates as part of a straddle, hedging or conversion transaction) or to a person or entity holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary assumes that the Certificates will be held by the holders thereof as capital assets as defined in the Code and describes the consequences of Certificates which represent an interest in securities that are properly characterized as debt for federal income tax purposes. The discussion is generally limited to initial purchasers of the Certificates. No information is provided herein with respect to any foreign, state or local tax consequences of the ownership and disposition of the Certificates or any federal alternative minimum tax or estate and gift tax considerations. Except for "--Non-U.S. Certificate Owners" and "--Information Reporting and Backup Withholding" below, the following discussion applies only to a U.S. Certificateholder (defined below).

                     PROSPECTIVE INVESTORS ARE THEREFORE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFICATES IN THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE FEDERAL ALTERNATIVE MINIMUM

TAX AND ESTATE AND GIFT TAX LAWS AND THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER JURISDICTION TO WHICH THEY MAY BE SUBJECT.

                     For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust with respect to which a court in the U.S. is able to exercise primary authority over its administration and one or more U.S. persons have the authority to control all of its substantial decisions. The term "Certificateholder" or "holder" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business. A "Non-U.S. Certificate Owner" means a person other than a Certificateholder and persons subject to rules applicable to former citizens and residents of the United States.

TAX STATUS OF TRUST AS A GRANTOR TRUST

                     In the opinion of Weil, Gotshal & Manges LLP ("Federal Tax Counsel"), the Trust will be classified as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Accordingly, the Trust will not be subject to federal income tax and each holder will be subject to federal income taxation as if it owned directly the portion of the Underlying Securities allocable to such certificates, and as if it paid directly its share of expenses paid by the Trust.

INCOME OF U.S. CERTIFICATEHOLDERS

                     The purchase of a Certificate, for federal income tax purposes, represents the purchase of an undivided interest in the Underlying Securities and the granting of a call option with respect to such Certificates. The purchase price allocable to the interest in the Underlying Securities should equal such interest's fair market value (the "Allocated Purchase Price"). The difference between such fair market value and the purchase price of the Certificates represents an option premium deemed paid by the Call Rights holder for the Call Rights. To the extent that the portion of the purchase price of a Certificate allocated to a holder's undivided interest in a Underlying Security as so determined is greater than or less than the portion of the principal balance of the Underlying Security allocable to the Certificate, such interest in the Underlying Security will have been acquired at a premium or discount, as the case may be. To the extent that the Allocated Purchase Price is less than the principal balance of an Underlying Security by more than a statutorily defined de minimis amount, the holder's interest in such Underlying Security will be treated as purchased with "original issue discount." See the discussion below under "Interest Income and Original Issue Discount". Conversely, to the extent that the Allocated Purchase Price exceeds the principal balance of an Underlying Security, the holder's interest therein will be treated as purchased with "bond premium." See the discussion below under "Bond Premium." Because of the difficulty of allocating the purchase price and the tax reporting relating thereto, the Trust intends to take the position for information reporting purposes that the Call Rights are worthless and the Allocated Purchase Price equals the purchase price of the Certificates. This may result in accelerating income to holders if they would otherwise have been treated as having purchased their interest in the Underlying Securities at a premium or at a smaller discount. Potential investors are urged to advise with their tax advisors regarding the foregoing.

                     Interest Income and Original Issue Discount. The proper federal income tax treatment of the Certificates is unclear. The Certificates represent an interest in a pro rata portion of the principal amount of the Underlying Securities and 100 percent of the interest payable on the Underlying Securities. In effect, a portion of the principal of the Underlying Securities has been "stripped" off the Underlying Securities. Under the tax rules applicable to stripped debt obligations, on the date a Certificate is purchased the security backing the Certificate will be treated as newly issued, possibly with original issue discount. Assuming the Certificates are purchased at par and subject to the discussion in the next paragraph, the Trust intends to take the position that the Certificates do not represent an interest in securities having original issue discount. Based upon the forgoing and subject to the next paragraph, each holder will be required to report on its federal income tax return, in a manner consistent with its method of tax accounting, its share of the interest income earned by the Trust with respect to the Underlying Securities. If, however, the Service successfully challenges this position, the Certificates would represent an interest in securities having original issue discount and the holders would be required to accrue income based upon a constant yield method without respect to the receipt of cash regardless of their normal method of tax accounting. Holders of Certificates other than a holder who purchased the Certificates upon original issuance may be considered to have acquired their undivided interests in the Underlying Securities with original issue discount or bond premium. Such holders are advised to consult their own tax advisors as to the tax consequences of the acquisition, ownership and disposition of the Certificates.

                     Payment of interest on the Underlying Securities may be deferred if the Company defers the payment of interest on the 8.278% Junior Subordinated Debentures. The Company, in the offering materials pursuant to which the Underlying Securities were issued, expressed the view that the Junior Subordinated Debentures were not issued with original issue discount because the likelihood of its exercising the right to defer interest on the 8.278% Junior Subordinated Debentures was remote. It is unclear whether the remoteness of the exercise by the Company of its right to defer interest on the 8.278% Junior Subordinated Debentures must be retested at the time the Certificates are issued. The Trust intends to treat the Certificates as representing an interest in debt securities which were not issued with original issue discount based upon the assumption that the likelihood that the Company will exercise its rights to defer interest, if subject to retesting at the time the Certificates are issued, is still remote. If the Service was to successfully challenge this treatment (or the Company's initial assertion that the exercise of the deferral right was remote) the Certificates would be subject to the original issue discount rules. Similarly, if the Company does exercise its right to defer interest payments on the 8.278% Junior Subordinated Debentures the Certificates will represent an interest in debt securities with original issue discount at all times after the beginning of the first deferral period. If the original issue discount rules apply to the Certificates, in such case, all the interest payments thereafter payable will be treated as original issue discount. If the payments were treated as original issue discount (either because the Company exercises the right to defer interest payments or because the exercise of such right was not remote at the time of issuance), holders must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting, and any holders who dispose of Certificates prior to the record date for payment of distributions thereon following such deferral period will include original issue discount in gross income but will not receive any cash related thereto from the Trust. The amount of original issue discount that accrues in any semi-annual period will approximately equal the amount of the interest that accrues in that semi-annual period at the stated interest rate. In the event that the interest payment period is extended, holders will accrue original issue discount approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period. A holder's tax basis for the Certificates will be increased by original issue discount accrued into income, and decreased by cash distributions of interest.

                     Bond Premium. To the extent a holder is deemed to have purchased its pro rata undivided interest in the Underlying Securities at a premium (i.e., the purchase price of a Certificate allocable to the Underlying Security exceeds the total amount payable on the Underlying Security to the Certificateholder other than qualified stated interest), such premium will be amortizable by the holder as an offset to interest income (with a corresponding reduction in the certificate owner's basis) under a constant yield method over the term of the Underlying Security if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to all debt instruments held by the Certificateholder during the year in which the election is made and all debt instruments acquired thereafter.

DEDUCTIBILITY OF TRUST'S FEES AND EXPENSES

                     In computing its federal income tax liability, a holder will be entitled to deduct, consistent with its method of accounting, its share of reasonable administrative fees, trustee fees and other fees, if any, paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a holder is an individual, estate or trust, the deduction for his share of fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

SALE OR EXCHANGE BY HOLDERS

                     If a Certificate is sold or exchanged, including pursuant to the exercise of the Call Rights, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized upon the sale or exchange and its adjusted basis in its Certificate. A holder's adjusted basis of a Certificate will equal its cost, increased by any unpaid original issue discount includible in income with respect to the Certificate prior to its sale, and reduced by any principal payments previously received with respect to the Certificate and any bond premium amortization previously applied to offset interest income. The gain or loss recognized on the sale or exchange of a Certificate will generally be capital gain or loss if the Certificate was held as a capital asset. The purchase of a Certificate represents the purchase of an interest in the Underlying Securities and the issuance of a call in the form of the Call Rights on the Certificates. Accordingly, under the Code, the issuance of the Call Rights likely represents a straddle with respect to the Underlying Securities, and if so, under Code Section 1092 any gain realized upon the sale or exchange of a Certificate will be short-term capital gain or loss regardless of how long the Certificate was held by the Certificateholder at the time of the disposition.

NON-U.S. CERTIFICATE OWNERS

                     As described above, the Certificates represent an undivided interest in securities intended to be classified as debt for federal income tax purposes. If the Certificates are so treated:

                     (a) Interest paid to a nonresident alien or foreign corporation or partnership would be exempt from U.S. withholding taxes (including backup withholding taxes), provided the holder complies with applicable identification requirements (and neither actually or constructively owns 10% or more of the voting stock of the Company nor is a controlled foreign corporation with respect to the Company nor is an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes). Applicable identification requirements will be satisfied if there is delivered to a securities clearing organization (or bank or other financial institution that holds Certificates on behalf of the customer in the ordinary course of its trade or business), (i) IRS Form W-8BEN signed under penalties of perjury by the beneficial owner of the Certificates stating that the holder is not a U.S. person and providing such holder's name and address, or claiming exemption from withholding under an applicable tax treaty or (ii) IRS Form W-8ECI signed by the beneficial owner of the Certificates or such owner's agent claiming exception from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a U.S. person or that any certification on the form is false;

                     (b) a holder of a Certificate who is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Certificate provided that (i) such gain is not effectively connected to a trade or business carried on by the holder in the United States, (ii) in the case of a holder that is an individual, such holder neither is present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, nor ceased being a U.S. citizen or long-term resident for tax avoidance purposes and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

                     (c) a Certificate held by an individual who at the time of death is a nonresident alien will not be subject to United States federal estate tax as a result of such individual's death if, immediately before his death (i) the individual did not actually or constructively own 10% or more of the voting stock of the Company, (ii) the holding of such Certificate was not effectively connected with the conduct by the decedent of a trade or business in the United States and (iii) the individual did not cease being a U.S. citizen or long-term resident for tax avoidance purposes.

                     The Service recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the certification requirement described above. The New Regulations would require, in the case of Certificates held by a foreign partnership, that (x) the certification described in clause (a) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information. A look-through rule would apply in the case of tiered partnerships. NON-U.S. CERTIFICATE OWNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE CERTIFICATION REQUIREMENTS IN THE NEW REGULATIONS.

INFORMATION REPORTING AND BACKUP WITHHOLDING

                     Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a holder must be reported to the Service, unless the holder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Certificate Owner who is not an exempt recipient. In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Certificate Owner certifies that the seller is a Non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the Service, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met).

                     Any amounts withheld under the backup withholding rules from a payment to a certificateholder would be allowed as a refund or a credit against such certificateholder's U.S. federal income tax, provided that the required information is furnished to the Service.

STATE AND LOCAL TAX CONSIDERATIONS

                     Potential holders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential holders should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.


                              ERISA CONSIDERATIONS

                     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA, (b) a plan described in

Section 4975(e)(1) of the Code or (c) any entity whose underlying assets are treated as assets of any such plan by reason of such plan's investment in the entity (each, a "Plan").

                     In accordance with ERISA's fiduciary standards, before investing in a Certificate, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its investment policy and the composition of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in Certificates should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code.

                     Under a "look-through rule" set forth in Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes under ERISA if the Plan acquires an equity interest in such entity. Thus, unless an exception to the look-through rule applies, an investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be subject to the prohibited transaction provisions under ERISA and the Code.

                     If assets of the Trust were deemed to be Plan assets, transactions involving the Depositor, the Underwriters, the Trustee, the Underlying Securities Trustee and the Company might constitute non-exempt prohibited transactions with respect to a Plan holding a Certificate unless (i) one or more prohibited transaction class exemptions ("PTCEs") applies or (ii) in the case of the Company, it is not a disqualified person or party in interest with respect to such Plan. Plans maintained or contributed to by the Depositor, the Underwriters, the Trustee, the Underlying Securities Trustee and the Company, or any of their affiliates ("Excluded Plans"), should not acquire or hold any Certificate.

                     If the Trust is deemed to hold Plan assets, the Underlying Securities would appear to be an indirect loan between the Company and any Plan owning Certificates; however, such loan, by itself, would not constitute a prohibited transaction unless the Company is a party in interest or disqualified person with respect to such Plan.

                     The Underwriters are broker-dealers registered under the Securities Exchange Act of 1934, as amended, and customarily purchase and sell securities for their own accounts in the ordinary course of their business as broker-dealers. Accordingly, the sale of Certificates by the Underwriters to Plans may be exempt under PTCE 75-1 if the following conditions are satisfied:
(i) the Underwriters are not fiduciaries with respect to the Plan and are parties in interest or disqualified persons solely by reason of Section 3(14)(B) of ERISA or Section 4975(e)(2)(B) of the Code or a relationship to a person described in such Sections, (ii) the transaction is at least as favorable to the Plan as an arm's-length transaction with an unrelated party and is not a prohibited transaction within the meaning of Section 503(b) of the Code, and
(iii) the Plan maintains for at least six years such records as are necessary to determine whether the conditions of PTCE 75-1 have been met.

                     The custodial and other services rendered by the Trustee and Underlying Securities Trustee might be exempt pursuant to Section 408(b)(2) of ERISA and Section 4975(d)(2) of the Code, which exempt services necessary for the establishment or operation of a Plan under a reasonable contract or arrangement and for which no more than reasonable compensation is paid. An arrangement would not be treated as reasonable unless it can be terminated upon reasonably short notice under the circumstances without penalty. The Trustee may each be terminated upon 60 days prior notice and the approval of Certificateholders owning more than 66 2/3% of the aggregate beneficial interest of Certificates. The Depositor believes the compensation of the Trustee is reasonable under the circumstances. The statutory exemption for services noted above does not provide exemptive relief from prohibited transactions described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code. In that regard, a fiduciary with respect to a Plan should consider whether a sale of a portion of the Underlying Securities by the Trustee to an Underwriter or its affiliate might constitute a non-exempt prohibited transaction by reason of the relationship between the Trustee and any such purchaser, notwithstanding the sale procedure to accept the highest bid submitted and the certification of the highest bid and identity of bidders to the Trustee, or the possibility that the Trustee may not solicit an Underwriter and its affiliates to avoid the possibility of a non-exempt prohibited transaction. The Trustee shall, prior to any sale of Underlying Securities to an Underwriter or any of its affiliates, certify in writing that any such purchaser submitted the highest of at least three bids and shall identify the other bidders.

                     Other prohibited transaction class exemptions could apply to the acquisition and holding of Certificates by Plans, and the operation of the Trust, including, but not limited to: PTCE 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts).

                     By acquiring and holding a Certificate, a Plan shall be deemed to have represented and warranted to the Depositor, Trustee and Underwriters that such acquisition and holding of a Certificate does not involve a non-exempt prohibited transaction with respect to such Plan, including with respect to the activities of the Trust.


                             METHOD OF DISTRIBUTION

                     Pursuant to an underwriting agreement dated as of January 26, 2001 (the "Underwriting Agreement"), Lehman ABS has agreed to sell and the Underwriters named below have agreed to purchase, the Certificates.

                                                 Number of Certificates
                                                 ----------------------

Lehman Brothers Inc.........................              677,500
Prudential Securities Incorporated..........              677,500

Total.......................................           1,355,000

                     The Underwriters have agreed, subject to certain terms and conditions set forth in the Underwriting Agreement, to purchase all Certificates offered hereby if any of such Certificates are purchased.

                     Lehman ABS has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $0.50 per Certificate. The Underwriters may allow and such dealers may reallow a concession not in excess of $0.35. After the initial public offering, the public offering price and the concessions may be changed.

                     The Certificates are a new issue of securities with no established trading market. The Certificates will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange ("NYSE"). The Certificates will be eligible for trading on the NYSE within the 30-day period after the initial delivery thereof but it is not likely that substantial amounts of the certificates will be traded on the NYSE. In order to meet one of the requirements for listing the Certificates on the NYSE, the Underwriters have undertaken to sell the Certificates to a minimum of 400 beneficial owners. The Underwriters have told the Company that they presently intend to make a market in the Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates. Any market making by the Underwriters may be discontinued at any time at the sole discretion of the Underwriters. No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

                     The Underwriting Agreement provides that Lehman ABS will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

                     Lehman Brothers Inc. is an affiliate of Lehman ABS, and the participation by Lehman Brothers Inc. in the offering of the certificates complies with Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                     In connection with the sale of the Certificates, Securities and Exchange Commission rules permit the Underwriters to engage in transactions that stabilize the price of the Certificates. These transactions may include purchases for the purpose of fixing or maintaining the price of the Certificates. The Underwriters may create a short position in the Certificates in connection with the offering. That means they may sell a larger number of the Certificates than is shown on the cover page of this Prospectus Supplement. If they create a short position, the Underwriters may purchase Certificates in the open market to reduce the short position. If the Underwriters purchase the Certificates to stabilize the price or to reduce their short position, the price of the Certificates could be higher than it might be if they had not made such purchases. The Underwriters make no representation or prediction about any effect that these purchases may have on the price of the Certificates. The Underwriters may suspend any of these activities at any time.

                     The Underwriters may also impose a penalty bid on certain dealers and selling group members. This means that if the representatives of the Underwriters purchase Certificates in the open market to reduce the Underwriters' short position or to stabilize the price of the Certificates, they may reclaim the amount of the selling concession from the Underwriters or selling group members who sold those Certificates as part of this offering.


                                     RATINGS

                     It is a condition to the issuance of the Certificates that the Certificates be rated not lower than "BB+" by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("Standard & Poor's") and "baa3" by Moody's Investors Service, Inc. ("Moody's") (the "Rating Agencies"). The ratings address the likelihood of the receipt by the Certificateholders of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities, as well as on the relative priorities of the Certificateholders with respect to collections and losses with respect to the Underlying Securities. The rating on the Certificates does not, however, constitute a statement regarding the occurrence or frequency of redemptions or prepayments on, or extensions of the maturity of, the Underlying Securities, the corresponding effect on yield to investors, or whether investors in the Certificates may fail to recover fully their initial investment. The rating by S&P is a non-investment grade rating.

                     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

                     Lehman ABS has not requested a rating on the Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Certificates by the Rating Agencies.


                                 LEGAL OPINIONS

                     Certain legal matters relating to the certificates will be passed upon for Lehman ABS and the Underwriters by Weil, Gotshal & Manges LLP, New York, New York.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

Allocated Purchase Price...............................28          New Regulations........................................31
Available Funds........................................23          NYSE...................................................33

Business Day............................................8          Optional Call..........................................24

Call Date..............................................24          parties in interest....................................32
Call Price..............................................9          Plan................................................9, 32
Call Rights............................................24          PTCEs..................................................32
Capital Treatment Event................................18
Certificates............................................8          Rating Agencies........................................34
Clearing Agency........................................21          Regulation.............................................32
Code...................................................27          Regulations............................................27
Company................................................16          Required Percentage- Remedies..........................26

Debt...................................................20          Senior Debt............................................20
Deferral Period........................................23          Service................................................27
DOL....................................................32          Special Distribution Date...............................8
                                                                   Special Event..........................................18
Eligible Investments...................................23          Special Event Prepayment Price.........................18
ERISA...............................................9, 31          Special Event Redemption...............................18
event of default.......................................25          Specified Currency......................................5
Excluded Plans.........................................32          Standard & Poor's......................................34

Indenture..............................................19          Tax Event..............................................18
IRA.....................................................9          Tier 1 capital.........................................18
                                                                   Trust...................................................4
Junior Subordinated Debentures......................6, 17          Trust Agreement........................................11

Keogh...................................................9          Underlying Optional Redemption.........................17
                                                                   Underlying Securities Trust Agreement..................16
Moody's................................................34          Underwriters...........................................11
                                                                   Underwriting Agreement.................................33


PROSPECTUS
                               TRUST CERTIFICATES
                              (ISSUABLE IN SERIES)

                             LEHMAN ABS CORPORATION
                                    DEPOSITOR


                                    THE TRUST--

                                   o     may periodically issue asset backed certificates in one or more series with one or more
---------------------------------        classes; and
CONSIDER CAREFULLY THE RISK
FACTORS BEGINNING ON PAGE 5 IN     o     will own--
THIS PROSPECTUS.
                                   o     a publicly issued, fixed income debt security or a pool of such debt securities;

                                   o     payments due on those securities; and/or
Unless otherwise specified in
the applicable prospectus          o     other assets described in this prospectus and in the accompanying prospectus supplement.
supplement, the certificates are
not insured or guaranteed by any    THE CERTIFICATES--
government agency.
                                   o     will represent interests in the trust and will be paid only from the trust assets;

The certificates will represent    o     will be denominated and sold for U.S. dollars or for one or more foreign or composite
interests in the trust only and          currencies and any payments to certificateholders may be payable in U.S. dollars or in
will not represent interests in          one or more foreign or composite currencies; and
or obligations of Lehman ABS or
of the administrative agent of     o     will be issued as part of a designated series which may include one or more classes of
the trust or any of their                certificates and enhancement.
affiliates.
                                    THE CERTIFICATEHOLDERS--
This prospectus may be used to
offer and sell any series of       o     will receive interest and principal payments from the assets deposited with the trust.
certificates only if accompanied
by the prospectus supplement for
that series.
---------------------------------



NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 LEHMAN BROTHERS
                                 January 4, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

                     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

            o the currency or currencies in which the principal, premium, if any, and any interest are distributable,

            o the number of classes of such series and, with respect to each class of such series, its designation, aggregate principal amount or, if applicable, notional amount and authorized denominations,

            o information concerning the type, characteristics and specifications of the securities deposited with the trust (the "Underlying Securities") and any other assets deposited with the trust (together with the Underlying Securities, the "Deposited Assets") and any credit support for such series or class,

            o the relative rights and priorities of each such class (including the method for allocating collections from the Deposited Assets to the certificateholders of each class and the relative ranking of the claims of the certificateholders of each class to the Deposited Assets),

            o the name of the trustee and the administrative agent, if any, for the series,

            o the Pass -Through Rate (as defined below) or the terms relating to the applicable method of calculation thereof,

            o the time and place of distribution (a "Distribution Date") of any interest, premium (if any) and/or principal (if any),

            o     the date of issue,

            o the Final Scheduled Distribution Date (as defined below), if applicable,

            o     the offering price,

            o any exchange, whether mandatory or optional, the redemption terms and any other specific terms of certificates of each series or class.

See "Description of Certificates--General" for a listing of other items that may be specified in the applicable prospectus supplement.

IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

                     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

                     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

Important Notice about Information Presented in this Prospectus and the Accompanying Prospectus Supplement..................2
Where You Can Find More Information.........................................................................................3
Incorporation of Certain Documents by Reference.............................................................................4
Reports to Certificateholders...............................................................................................4
Important Currency Information..............................................................................................4
Risk Factors................................................................................................................5
Lehman ABS..................................................................................................................7
Use of Proceeds.............................................................................................................8
Formation of the Trust......................................................................................................8
Maturity and Yield Considerations ..........................................................................................9
Description of the Certificates.............................................................................................11
Description of Deposited Assets and Credit Support..........................................................................30
Description of the Trust Agreement..........................................................................................43
Limitations on Issuance of Bearer Certificates..............................................................................54
Currency Risks..............................................................................................................55
Plan of Distribution........................................................................................................58
Legal Opinions..............................................................................................................59

                       WHERE YOU CAN FIND MORE INFORMATION

                     Each trust is subject to the informational requirements of the Exchange Act and we file on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov). We do not intend to send any financial reports to certificateholders.

                     We filed a registration statement relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. We are incorporating by reference all documents that we have filed with the SEC pursuant to the Exchange Act prior to the date of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports filed by or on behalf of the trust until we terminate our offering of the certificates.

                     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Secretary of Lehman ABS Corporation, 3 World Financial Center, New York, New York 10285, (212) 526-7000.

                          REPORTS TO CERTIFICATEHOLDERS

                     Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, on each Distribution Date unaudited reports containing information concerning each trust will be prepared by the trustee and sent on behalf of each trust only to Cede & Co., as nominee of DTC and registered holder of the certificates. See "Description of the Certificates--Global Securities" and "Description of the Trust Agreement--Reports to Certificateholders; Notice." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. We will file with the SEC on behalf of the trust periodic reports as are required under the Exchange Act.

                         IMPORTANT CURRENCY INFORMATION

                     References herein to "U.S. dollars," "U.S.$," "USD," "dollar" or "$" are to the lawful currency of the United States.

                     Purchasers are required to pay for each certificate in the currency in which the certificate is denominated. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of a certificate denominated in a currency other than U.S. dollars, Lehman Brothers will arrange for the exchange of U.S. dollars into such currency to enable the purchaser to pay for the certificate. Requests must be made on or before the fifth Business Day (as defined below) preceding the date of delivery of the certificate or by a later date as determined by Lehman Brothers. Each exchange will be made by Lehman Brothers on the terms and subject to the conditions, limitations and charges that Lehman

Brothers may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

                                  RISK FACTORS

                     Limited Liquidity. Prior to the issuance of any series (or class within such series) of certificates there will not be a public market for those securities. We cannot predict the extent to which a trading market will develop or how liquid that market might become or for how long it may continue.

                     Legal Aspects. A prospectus supplement may set forth legal considerations that are applicable to a specific series (or class or classes within such series) of certificates being offered in connection with that prospectus supplement or the assets deposited in or assigned to the related trust.

                     Limited Obligations and Interests. The certificates will not represent a recourse obligation of or interest in Lehman ABS or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, the certificates of each series will not be insured or guaranteed by any government agency or instrumentality, Lehman ABS, any person affiliated with the Lehman ABS or the trust, or any other person. Any obligation of Lehman ABS with respect to the certificates of any series will only be pursuant to limited representations and warranties. Lehman ABS does not have, and is not expected in the future to have, any significant assets with which to satisfy any claims arising from a breach of any representation or warranty. If Lehman ABS were required to repurchase an Underlying Security, its only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the seller of the Underlying Security to Lehman ABS, or from a reserve fund established to provide funds for repurchases. Lehman ABS is not obligated to establish or maintain a reserve fund.

                     Credit Support; Limited Assets. The trust for any series (or class of such series) of certificates may include assets which are designed to support the payment or ensure the servicing or distribution with respect to the Deposited Assets. However, the certificates do not represent obligations of Lehman ABS, any administrative agent or any of their affiliates and, unless otherwise specified in the applicable prospectus supplement, are not insured or guaranteed by any person or entity. Accordingly, certificateholders' receipt of distributions will depend entirely on the trust's receipt of payments with respect to the Deposited Assets and any credit support identified in the related prospectus supplement. See "Description of Deposited Assets and Credit Support."

                     Maturity and Redemption Considerations. The timing of any distribution with respect to any series (or of any class within such series) of certificates is affected by a number of factors, including:

            o     the performance of the related Deposited Assets,

            o the extent of any early redemption, repayment or extension of maturity of the related Underlying Securities (including acceleration resulting from any default or rescheduling resulting from the bankruptcy or similar proceeding with respect to the issuer of the Underlying Securities), and

            o the manner and priority in which collections from the Underlying Securities and any other Deposited Assets are allocated to each class of such series.

                     These factors may be influenced by a variety of accounting, tax, economic, social and other factors. The related prospectus supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and other terms applicable to the Underlying Securities and any other Deposited Assets. See "Maturity and Yield Considerations."

                     Tax Considerations. The Federal income tax consequences of the purchase, ownership and disposition of the certificates and the tax treatment of the trust will depend on the specific terms of the certificates, the trust, any credit support and the Deposited Assets. See the description under "Certain Federal Income Tax Consequences" in the related prospectus supplement. If the Deposited Assets include securities issued by one or more government agencies or instrumentalities, purchasers of the certificates may also be affected by the tax treatment of the Underlying Securities by the relevant issuing government.

                     Ratings of the Certificates. At the time of issue, the certificates of any given series (or each class of such series that is offered hereby) will be rated in one of the investment grade categories recognized by one or more nationally recognized rating agencies. The rating of any series or class of certificates is based primarily on the related Deposited Assets and any credit support and the relative priorities of the certificateholders of such series or class to receive collections from, and to assert claims against, the trust. A rating does not comment as to market price or suitability for a particular investor and is not a recommendation to purchase, hold or sell certificates. We cannot be certain that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the rating agency in the future.

                     Global Securities. The certificates of each series (or, if more than one class exists, each class of such series) will initially be represented by one or more global securities deposited with a Depositary (as defined below) and purchasers will not receive individual certificates. Consequently, unless and until individual definitive certificates of a particular series or class are issued, purchasers will not be recognized as certificateholders under the Trust agreement. Until such time, purchasers will only be able to exercise the rights of certificateholders indirectly through the Depositary and its respective participating organizations. The ability of any purchaser to pledge a certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to a certificate, may be limited. See "Description of Certificates--Global Securities" and "Limitations on Issuance of Bearer Certificates" and any further description contained in the related prospectus supplement.

                     Foreign Issuers. The Underlying Securities may include obligations of foreign issuers. Consequently, it may be difficult for the applicable trust as a holder of the Underlying Securities to obtain or realize upon judgments in the United States against the obligor. Even if an issuer is amenable to suit in the United States, the enforceability of any judgment obtained may be limited by a lack of substantial assets which can be levied upon in the United States or the inability to obtain recognition and enforcement of the judgment in the issuer's country. Because the Underlying Securities may represent direct or indirect obligations of foreign issuers, certificateholders should consider the political, economic and other risks attendant on holding the obligations of a foreign issuer which are not typically associated with an investment in securities of a domestic issuer. Such risks include:

            o     future political and economic developments,

            o     moratorium on payment or rescheduling of external debts,

            o     confiscatory taxation,

            o     imposition of any withholding tax,

            o     exchange rate fluctuations,

            o political or social instability or diplomatic developments, and

            o the imposition of additional governmental laws or restrictions.

                     Currency Risks. The certificates of any given series (or class within such series) may be denominated in a currency other than U.S. dollars. This prospectus does not describe all the risks of an investment in such certificates, and Lehman ABS disclaims any responsibility to advise prospective purchasers of such risks as they exist from time to time. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in certificates denominated in a currency other than U.S. dollars. See "Currency Risks." In addition, there are risks associated with Underlying Securities denominated in a currency other than the local currency of a foreign government. Governments have from time to time imposed, and may in the future impose, exchange controls that could affect the availability of a currency for making distributions in respect of Underlying Securities denominated in such currency.

                     Passive Nature of the Trust. The trustee with respect to any series of certificates will hold the Deposited Assets for the benefit of the certificateholders. Each trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any issuer of Underlying Securities or the value of the Deposited Assets. Under specified circumstances the holders of the certificates may direct the trustee to dispose of the Underlying Securities or take certain other actions in respect of the Deposited Assets.

                     In addition, the prospectus supplement for each series of certificates will set forth information regarding additional risk factors, applicable to such series (and each class within such series).

                                   LEHMAN ABS

                     Lehman ABS was incorporated in the State of Delaware on January 29, 1988, as an indirect, wholly-owned, limited-purpose subsidiary of Lehman Brothers Inc. The principal office of Lehman ABS is located in 3 World Financial Center, New York, New York 10285. Its telephone number is (212) 526-7000.

                     The Certificate of Incorporation of Lehman ABS provides that Lehman ABS may conduct any lawful activities necessary or incidental to serving as depositor of one or more trusts that may issue and sell certificates. The Certificate of Incorporation of Lehman ABS provides that any securities, except for subordinated securities, issued by Lehman ABS must be rated in one of the four highest categories available by any rating agency rating the series. Formation of a grantor trust will not relieve Lehman ABS of its obligation to issue only securities, except for subordinated securities, rated in one of the four highest rating categories. Pursuant to the terms of the trust agreement, Lehman ABS may not issue any securities which would result in the lowering of the then current ratings of the outstanding certificates of any series.

                                 USE OF PROCEEDS

                     Unless otherwise specified in the applicable prospectus supplement, the net proceeds to be received from the sale of each series or class of certificates (whether or not offered hereby) will be used by Lehman ABS to purchase the related Deposited Assets and arrange credit support including, if specified in the related prospectus supplement, making required deposits into any reserve account or the applicable certificate account (as defined below) for the benefit of the certificateholders of such series or class. Any remaining net proceeds, if any, will be used by Lehman ABS for general corporate purposes.

                             FORMATION OF THE TRUST

                     A separate trust will be created for each series of trust certificates. Lehman ABS will assign the Deposited Assets for each series of certificates to the trustee named in the applicable prospectus supplement, in its capacity as trustee, for the benefit of the certificateholders of such series. See "Description of the Trust Agreement--Assignment of Deposited Assets." The trustee named in the applicable prospectus supplement will administer the Deposited Assets pursuant to the trust agreement and will receive a fee for these services. Any administrative agent named in the applicable prospectus supplement will perform the tasks as are specified therein and in the trust agreement and will receive a fee for these services as specified in the prospectus supplement. See "Description of the Trust Agreement--Collection and Other Administrative Procedures" and "--Retained Interest; Administrative Agent Compensation and Payment of Expenses." The trustee or an administrative agent, if applicable, will either cause the assignment of the Deposited Assets to be recorded or will obtain an opinion of counsel that no recordation is required to obtain a first priority perfected security interest in such Deposited Assets.

                     Unless otherwise stated in the prospectus supplement, Lehman ABS' assignment of the Deposited Assets to the trustee will be without recourse. To the extent provided in the applicable prospectus supplement, the obligations of an administrative agent will consist primarily of:

            o its contractual--administrative obligations, if any, under the trust agreement,

            o its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under "Description of the Trust Agreement--Advances in Respect of Delinquencies," and

            o its obligations, if any, to purchase Deposited Assets as to which there has been a breach of specified representations and warranties or as to which the documentation is materially defective.

                     The obligations of an administrative agent, if any, named in the applicable prospectus supplement to make advances will be limited to amounts which the administrative agent believes ultimately would be recoverable under any credit support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes. See "Description of the Trust Agreement--Advances in Respect of Delinquencies."

                     Unless otherwise provided in the related prospectus supplement, each trust will consist of:

            o the Deposited Assets, or interests therein, exclusive of any interest in such assets (the "Retained Interest") retained by Lehman ABS or any previous owner thereof, as from time to time are specified in the trust agreement;

            o such assets as from time to time are identified as deposited in the related certificate account;

            o property, if any, acquired on behalf of certificateholders by foreclosure or repossession and any revenues received thereon;

            o those elements of credit support, if any, provided with respect to any class within such series that are specified as being part of the related trust in the applicable prospectus supplement, as described therein and under "Description of Deposited Assets and Credit Support--Credit Support";

            o the rights of Lehman ABS relating to any breaches of representations or warranties by the issuer of the Deposited Assets; and

            o the rights of the trustee in any cash advances, reserve fund or surety bond, if any, as described under "Description of the Trust Agreement--Advances in Respect of Delinquencies."

                     In addition, to the extent provided in the applicable prospectus supplement, Lehman ABS will obtain credit support for the benefit of the certificateholders of any related series (or class within such series) of certificates.

                        MATURITY AND YIELD CONSIDERATIONS

                     Each prospectus supplement will contain any applicable information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity. The provisions of the Underlying Securities with respect to redemption, repayment or extension of maturity will, unless otherwise specified in the applicable prospectus supplement, affect the weighted average life of the related series of certificates.

                     The effective yield to holders of the certificates of any series (and class within such series) may be affected by aspects of the Deposited Assets or any credit support or the manner and priorities of allocations of collections with respect to the Deposited Assets between the classes of a given series. With respect to any series of certificates the Underlying Securities of which consist of one or more redeemable securities, extendable securities or securities subject to a third-party call option, the yield to maturity of such series (or class within such series) may be affected by any optional or mandatory redemption or repayment or extension of the related Underlying Securities prior to the stated maturity thereof. A variety of tax, accounting, economic, and other factors will influence whether an issuer exercises any right of redemption in respect of its securities. The rate of redemption may also be influenced by prepayments on the obligations a government sponsored entity issuer holds for its own account. All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase. There can be no certainty as to whether any Underlying Security redeemable at the option of its issuer will be repaid prior to its stated maturity.

                     Unless otherwise specified in the related prospectus supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of specified Underlying Security Events of Default (as defined below). The maturity and yield on the certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Outstanding Debt Securities (as defined below) by the holders thereof. See "Description of the Deposited Assets--Underlying Securities Indenture." If an issuer of Underlying Securities becomes subject to a bankruptcy proceeding, the timing and amount of payments with respect to both interest and principal may be materially and adversely affected. A variety of factors influence the performance of private debt issuers and correspondingly may affect the ability of an issuer of Underlying Securities to satisfy its obligations under the Underlying Securities, including the company's operating and financial condition, leverage, and social, geographic, legal and economic factors. In addition, if the Underlying Securities are issued by a foreign government and the foreign government issuer or guarantor repudiates or places any limitation or moratorium on the payment of external indebtedness or imposes any confiscatory or withholding tax, the timing and amount of payments on the certificates may be materially and adversely affected. A variety of factors could influence a foreign government's willingness or ability to satisfy its obligations under the related Underlying Securities. We cannot predict the probability of a moratorium or other action affecting any Underlying Security.

                     The extent to which the yield to maturity of such certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

                     The yield to maturity of any series (or class) of certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such certificates, to the extent that the Pass-Through Rate (as defined below) for such series (or class) is based on variable or adjustable interest rates. With respect to any series of certificates representing an interest in a pool of government, foreign government or corporate debt securities, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying

Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such certificates may affect the yield on the certificates.

                     A variety of economic, social, political, tax, accounting and other factors may affect the degree to which any of the Underlying Securities are redeemed or called (whether by the applicable obligor or pursuant to a third-party call option) or the maturity of such Underlying Securities is extended, as specified in the related prospectus supplement. There can be no assurance as to the rate or likelihood of redemption, third-party call or extension of maturity of any Underlying Security. The applicable prospectus supplement will, to the extent available, provide further information with respect to any such experience applicable to the related Underlying Securities. In addition, the prospectus supplement for each series of certificates will set forth additional information regarding yield and maturity considerations applicable to such series (and each class within such series) and the related Deposited Assets, including the applicable Underlying Securities.

                         DESCRIPTION OF THE CERTIFICATES

                     Each series (or, if more than one class exists, the classes within such series) of certificates will be issued pursuant to a trust agreement and a separate series supplement thereto among Lehman ABS, the administrative agent, if any, and the trustee named in the related prospectus supplement, a form of which trust agreement is attached as an exhibit to the registration statement. The provisions of the trust agreement (as so supplemented) may vary depending upon the nature of the certificates to be issued thereunder and the nature of the Deposited Assets, credit support and related trust. The following summaries describe certain provisions of the trust agreement which may be applicable to each series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description thereof contained in this prospectus. The following summaries do not purport to be complete and are subject to the detailed provisions of the form of trust agreement for a full description of such provisions, including the definition of certain terms used, and for other information regarding the certificates. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. As used herein with respect to any series, the term "certificate" refers to all the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

                     A copy of the applicable series supplement to the trust agreement relating to each series of certificates issued from time to time will be filed by Lehman ABS as an exhibit to a Current Report on Form 8-K to be filed with the SEC following the issuance of such series.

GENERAL

                     There is no limit on the amount of certificates that may be issued under the trust agreement, and the trust agreement will provide that certificates of the applicable series may be issued in multiple classes (Section 5.01). The series (or classes within such series) of certificates to be issued under the trust agreement will represent the entire beneficial ownership interest in the trust for the series created pursuant to the trust agreement and each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement. See "Description of Deposited Assets and Credit Support--Collections."

                     Reference is made to the related prospectus supplement for a description of the following terms of the series (and, if applicable, classes within such series) of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

            o     the title of such certificates;

            o the series of such certificates and, if applicable, the number and designation of classes of such series;

            o information concerning the type, characteristics and specifications of the Deposited Assets being deposited into the related trust by Lehman ABS (and, with respect to any Underlying Security which at the time of such deposit represents a significant portion of all such Deposited Assets and any related credit support, information concerning the terms of each such Underlying Security, the identity of the issuer thereof and where publicly available information regarding such issuer may be obtained);

            o the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class thereof;

            o the dates on which or periods during which such series or classes within such series may be issued (each, an "Original Issue Date"), the offering price thereof and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

            o if applicable, the relative rights and priorities of each class (including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class);

            o whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the "Pass-Through Rate") for each such class including the applicable rate, if fixed (a "Fixed Pass-Through Rate"), or the terms relating to the particular method of calculation thereof applicable to such series or each class within such series, if variable (a "Variable Pass-Through Rate"); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

            o the option, if any, of any certificateholder of such series or class to withdraw a portion of the assets of the trust in exchange for surrendering such certificateholder's certificate or of Lehman ABS or administrative agent, if any, or another third party to purchase or repurchase any Deposited Assets (in each case to the extent not inconsistent with Lehman ABS' continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder) and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

            o the rating of each series or each class within such series offered hereby (provided, however, that one or more classes within such series not offered hereunder may be unrated or may be rated below investment grade);

            o if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such series or class within such series will be issuable;

            o whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"), and the applicable terms thereof;

            o whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached thereto; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

            o whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than The Depository Trust Company, for such global security or securities;

            o if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest thereon distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled thereto on such Distribution Date;

            o if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

            o if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the "Specified Currency") and the circumstances and conditions, if any, when such currency may be changed, at the election of Lehman ABS or a certificateholder, and the currency or currencies in which any principal of or any premium or any interest on such series or class are to be distributed pursuant to such election;

            o any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class;

            o all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by Lehman ABS or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

            o any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

                     Unless otherwise indicated in the applicable prospectus supplement, certificates of each series (including any class of certificates not offered hereby) will be issued only as registered certificates in denominations of $1,000 and any integral multiple thereof and will be payable only in U.S. dollars (Section 5.01). The authorized denominations of registered certificates of a given series or class within such series having a Specified Currency other than U.S. dollars will be set forth in the applicable prospectus supplement.

                     The United States Federal income tax consequences and the consequences of the Employee Retirement Income Security Act of 1974, as amended, relating to any series or any class within such series of certificates will be described in the applicable prospectus supplement. Furthermore, an election may be made to treat a trust as a "financial asset securitization investment trust" ("FASIT"). To date, final Treasury regulations have not been issued describing the federal income tax consequences to holders of interests in FASIT's of owning such interests. The prospectus supplement relating to any class or series of certificates representing interests in a FASIT will describe the federal income tax consequences of the purchase and ownership of such certificates. In addition, any risk factors, the specific terms and other information with respect to the issuance of any series or class within such series of bearer certificates or certificates on which the principal of and any premium and interest are distributable in a Specified Currency other than U.S. dollars will be described in the applicable prospectus supplement relating to such series or class. Unless otherwise specified in the applicable prospectus supplement, the U.S. dollar equivalent of the public offering price or purchase price of a certificate having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. As specified in the applicable prospectus supplement, such determination will be made by Lehman ABS, the trustee, the administrative agent, if any, or an agent thereof as exchange rate agent for each series of certificates (the "Exchange Rate Agent").

                     Unless otherwise provided in the applicable prospectus supplement, registered certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith (Section 5.04). Bearer certificates will be transferable by delivery.

Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates. Lehman ABS may at any time purchase certificates at any price in the open market or otherwise. Certificates so purchased by Lehman ABS may, at the discretion of Lehman ABS, be held or resold or surrendered to the trustee for cancellation of such certificates.

DISTRIBUTIONS

                     Distributions allocable to principal, premium (if any) and interest on the certificates of each series (and class within such series) will be made in the Specified Currency for such certificates by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "Determination Date"). If the Specified Currency for a given series or class within such series is other than U.S. dollars, the administrative agent, if any, or otherwise the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate of such series or class to U.S. dollars in the manner described in the following paragraph. The certificateholder of a registered certificate of a given series or class within such series denominated in a Specified Currency other than U.S. dollars may (if the applicable prospectus supplement and such certificate so indicate) elect to receive all distributions in respect of such certificate in the Specified Currency by delivery of a written notice to the trustee and administrative agent, if any, for such series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under "Currency Risks--Payment Currency" below. An election will remain in effect until revoked by written notice to such trustee and administrative agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

                     Unless otherwise specified in the applicable prospectus supplement, in the case of a registered certificate of a given series or class within such series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable Distribution Date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be the Offering Agent and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all registered certificates. All currency exchange costs will be borne by the certificateholders of such registered certificates by deductions from such distributions. If no such bid quotations are available, such distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond Lehman ABS' control, in which case such distributions will be made as described under "Currency Risks--Payment Currency" below. The applicable prospectus supplement will specify such information with respect to bearer certificates.

                     Unless otherwise provided in the applicable prospectus supplement and except as provided in the succeeding paragraph, distributions with respect to certificates will be made (in the case of registered certificates) at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement in The City of New York or (in the case of bearer certificates) at the principal London office of the applicable Trustee; provided, however, that any such amounts distributable on the final Distribution Date of a certificate will be distributed only upon surrender of such certificate at the applicable location set forth above (Sections 4.01 and 9.01). Except as otherwise provided in the applicable prospectus supplement, no distribution on a bearer certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the certificateholder thereof in the United States.

                     Unless otherwise specified in the applicable prospectus supplement, distributions on registered certificates in U.S. dollars will be made, except as provided below, by check mailed to the registered certificateholders of such certificates (which, in the case of global securities, will be a nominee of the Depositary); provided, however, that, in the case of a series or class of registered certificates issued between a Record Date and the related Distribution Dates, interest for the period beginning on the issue date for such series or class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will, unless otherwise specified in the applicable prospectus supplement, be distributed on the next succeeding Distribution Date to the registered certificateholders of the registered certificates of such series or class on the related Record Date. A certificateholder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of registered certificates of a given series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the trustee for such series not later than fifteen calendar days prior to the applicable Distribution Date. Simultaneously with the election by any certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such certificateholder shall provide appropriate wire transfer instructions to the trustee for such series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

                     Except as otherwise specified in the applicable prospectus supplement, "Business Day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of ECU, shall be Brussels, Belgium) and (ii) if the Pass-Through Rate for such certificate is based on LIBOR, a London Banking Day. "London Banking Day" with respect to any certificate means any day on which dealings in deposits in the Specified Currency of such certificate are transacted in the London interbank market. The Record Date with respect to any Distribution Date for a series or class of registered certificates shall be specified as such in the applicable prospectus supplement.

INTEREST ON THE CERTIFICATES

                     General. Each class of certificates (other than certain classes of Strip Certificates) of a given series may have a different Pass-Through Rate, which may be a Fixed or Variable Pass-Through Rate, as described below. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related prospectus supplement. For purposes hereof, "Notional Amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date. Reference to the Notional Amount of a class of Strip Certificates herein or in a prospectus supplement does not indicate that such certificates represent the right to receive any distribution in respect of principal in such amount, but rather the term "Notional Amount" is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related prospectus supplement.

                     Fixed Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Fixed Pass-Through Rate ("Fixed Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (as defined below) (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable prospectus supplement until the principal amount thereof is distributed or made available for repayment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable prospectus supplement, the Pass-Through Rate for such series or any such class or classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each series or class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such prospectus supplement. Each such distribution of interest shall include interest accrued through the day specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

                     Floating Rate Certificates. Each series (or, if more than one class exists, each class within such series) of certificates with a Variable Pass-Through Rate ("Floating Rate Certificates") will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined below) for such series or class at the initial Pass-Through Rate set forth on the face thereof and in the applicable prospectus supplement ("Initial Pass-Through Rate"). Thereafter, the Pass-Through Rate on such series or class for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to such series or class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to such series or class, except that if so specified in the applicable prospectus supplement, the Spread or Spread Multiplier on such series or any such class or classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such prospectus supplement. The applicable prospectus supplement, unless otherwise specified therein, will designate one of the following Base Rates as applicable to a Floating Rate Certificate:

            o     LIBOR (a "LIBOR Certificate"),

            o     the Commercial Paper Rate (a "Commercial Paper Rate
                  Certificate"),

            o     the Treasury Rate (a "Treasury Rate Certificate"),

            o     the Federal Funds Rate (a "Federal Funds Rate Certificate"),

            o     the CD Rate (a "CD Rate Certificate") or

            o such other Base Rate (which may be based on, among other things, one or more market indices or the interest and/or other payments (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such prospectus supplement and in such certificate.

The "Index Maturity" for any series or class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publications, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

                     As specified in the applicable prospectus supplement, Floating Rate Certificates of a given series or class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("Maximum Pass-Through Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period ("Minimum Pass-Through Rate"). In addition to any Maximum Pass-Through Rate that may be applicable to any series or class of Floating Rate Certificates, the Pass-Through Rate applicable to any series or class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

                     Lehman ABS will appoint, and enter into agreements with, agents (each a "Calculation Agent") to calculate Pass-Through Rates on each series or class of Floating Rate Certificates. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each series or class of Floating Rate Certificates. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given series or class.

                     The Pass-Through Rate on each class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period" for such class, and the first day of each Interest Reset Period being an "Interest Reset Date"), as specified in the applicable prospectus supplement. Interest Reset Dates with respect to each series, and any class within such series of Floating Rate

Certificates, will be specified in the applicable prospectus supplement; provided, however, that unless otherwise specified in such prospectus supplement, the Pass-Through Rate in effect for the ten days immediately prior to the Final Scheduled Distribution Date (as defined in the prospectus supplement) will be that in effect on the tenth day preceding such Final Scheduled Distribution Date. If an Interest Reset Date for any class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable prospectus supplement.

                     Unless otherwise specified in the applicable prospectus supplement, interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such series or class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

                     With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable prospectus supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable prospectus supplement, the interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Certificates, Commercial Paper Rate Certificates, Federal Funds Rate Certificates and CD Rate Certificates or by the actual number of days in the year, in the case of Treasury Rate Certificates. For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

                     Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

                     Interest on any series (or class within such series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable prospectus supplement.

                     Upon the request of the holder of any Floating Rate Certificate of a given series or class, the Calculation Agent for such series or class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

                     (1) CD Rate Certificates. Each CD Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

                     Unless otherwise specified in the applicable prospectus supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the CD Rate Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable prospectus supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such CD Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related prospectus supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                     The "CD Rate Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

                     (2) Commercial Paper Rate Certificates. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

                     Unless otherwise specified in the applicable prospectus supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Commercial Paper Rate Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified

Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Commercial Paper Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                             Money Market Yield = D X 360 X 100
                                                  -------------
                                                  360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

                     The "Commercial Paper Rate Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

                     (3) Federal Funds Rate Certificates. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

                     Unless otherwise specified in the applicable prospectus supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Federal Funds Rate Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Federal Funds Rate Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through
Rate). Unless otherwise specified in the applicable prospectus supplement, in the case of a Federal Funds Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rate in effect with respect to each such day in such week.

                     The "Federal Funds Rate Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

                     (4) LIBOR Certificates. Each LIBOR Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

                     With respect to LIBOR indexed to the offered rate for U.S. dollar deposits, unless otherwise specified in the applicable prospectus supplement, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

                     (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable prospectus supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

                     (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided,

           "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as specified in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                     If LIBOR with respect to any LIBOR Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable prospectus supplement will set forth the method for determining such rate.

                     (5) Treasury Rate Certificates. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such certificate and in the applicable prospectus supplement.

                     Unless otherwise specified in the applicable prospectus supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable prospectus supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Certificates-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Treasury Rate Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Treasury Rate Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

                     The "Treasury Rate Determination Date" for such Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. Unless otherwise specified in the applicable prospectus supplement, if an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

                     The "Treasury Rate Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

PRINCIPAL OF THE CERTIFICATES

                     Unless the related prospectus supplement provides otherwise, each certificate (other than certain classes of Strip Certificates) will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related trust. Unless otherwise specified in the related prospectus supplement, distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled thereto (in the manner and priority specified in such prospectus supplement) until the aggregate Certificate Principal Balance of such class or classes has been reduced to zero. The outstanding Certificate Principal Balance of a certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any Deposited Asset ("Realized Losses") allocated thereto. Unless the related prospectus supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of certificates of a series will equal the outstanding aggregate principal balance of the related Deposited Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of such class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

FOREIGN CURRENCY CERTIFICATES

                     If the specified currency of any certificate is not U.S. dollars (a "Foreign Currency Certificate"), certain provisions with respect thereto will be set forth in the related prospectus supplement which will specify the denominations, the currency or currencies in which the principal and interest with respect to such certificate are to be paid and any other terms and conditions relating to the non-U.S. dollar denominations or otherwise applicable to the certificates.

INDEXED CERTIFICATES

                     From time to time, the trust may offer a series of certificates ("Indexed Certificates"), the principal amount payable at the stated maturity date of which (the "Indexed Principal Amount") and/or interest with respect to which is determined by reference to

            o the rate of exchange between the specified currency for such certificate and the other currency or composite currency (the "Indexed Currency") specified therein;

            o the difference in the price of a specified commodity (the "Indexed Commodity") on specified dates;

            o the difference in the level of a specified stock index (the "Stock Index"), which may be based on U.S. or foreign stocks, on specified dates; or

            o such other objective price or economic measure as are described in the related prospectus supplement.

The manner of determining the Indexed Principal Amount of an Indexed Certificate, and historical and other information concerning the Indexed Currency, Indexed Commodity, Stock Index or other price or economic measure used in such determination, will be set forth in the related prospectus supplement, together with any information concerning tax consequences to the holders of such Indexed Certificates.

                     Except as otherwise specified in the related prospectus supplement, interest on an Indexed Certificate will be payable based on the amount designated in the related prospectus supplement as the "Face Amount" of such Indexed Certificate. The related prospectus supplement will describe whether the principal amount of the related Indexed Certificate that would be payable upon redemption or repayment prior to the stated maturity date will be the Face Amount of such Indexed Certificate, the Indexed Principal Amount of such Indexed Certificate at the time of redemption or repayment, or another amount described in such prospectus supplement.

DUAL CURRENCY CERTIFICATES

                     Certificates may be issued as dual currency certificates ("Dual Currency Certificates"), in which case payments of principal and/or interest in respect of Dual Currency Certificates will be made in such currencies, and rates of exchange will be calculated upon such bases, as indicated in the certificates and described in the related prospectus supplement. Other material terms and conditions relating to Dual Currency Certificates will be set forth in the certificates and the related prospectus supplement.

CREDIT DERIVATIVES

                     If so provided in the related prospectus supplement, a trust issuing a series of certificates may enter into a credit derivative arrangement such as a credit default swap agreement. Under such a swap agreement the trust would agree, in return for a fee or other consideration, to assume the default or other credit risk on a security not owned by the trust (a "Reference

Security"). Upon the occurrence of a default or other objective credit event with respect to the Reference Security, the trust would suffer the resulting loss pursuant to (i) a provision requiring the trust to pay the counterparty the difference between the face amount of the Reference Security and its then current market value as determined by independent quotations (which payment would be made from the proceeds of the sale of the Underlying Securities), (ii) a provision requiring the trust to deliver the Underlying Securities to the counterparty in exchange for the Reference Securities, which would then either be distributed in kind to certificateholders or sold (and the proceeds distributed) or (iii) other provisions set forth in the related prospectus supplement with similar effects. Similarly, if so provided in the related Prospectus Supplement, a trust may enter into a put option arrangement pursuant to which the trust will agree to purchase a Reference Security for a predetermined price, thus assuming the risk of loss thereon.

                     Reference Securities will be of the same types as the Underlying Securities described herein. The related Prospectus Supplement will include information regarding Reference Securities and the issuer thereof that is analogous to that provided with respect to Underlying Securities.

OPTIONAL EXCHANGE

                     If a holder may exchange certificates of any given series for a pro rata portion of the Deposited Assets, (an "Exchangeable Series") the terms upon which a holder may exchange certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related trust will be specified in the related prospectus supplement and the related trust agreement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with Lehman ABS' and such trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Such terms may relate to, but are not limited to, the following:

            o a requirement that the exchanging holder tender to the trustee certificates of each class within such Exchangeable Series;

            o a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each certificate being tendered for exchange;

            o a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each certificate tendered for exchange be an integral multiple of an amount specified in the prospectus supplement; o specified dates during which a holder may effect such an exchange (each, an "Optional Exchange Date");

            o limitations on the right of an exchanging holder to receive any benefit upon exchange from any credit support or other non-Underlying Securities deposited in the applicable trust; and

            o adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated

                  Extraordinary Trust Expenses as set forth in the applicable prospectus supplement, if applicable.

                     Unless otherwise specified in the related prospectus supplement, in order for a certificate of a given Exchangeable Series (or class within such Exchangeable Series) to be exchanged by the applicable certificateholder, the trustee for such certificate must receive, at least 30 (or such shorter period acceptable to the trustee) but not more than 45 days prior to an Optional Exchange Date (i) such certificate with the form entitled "Option to Elect Exchange" on the reverse thereof duly completed, or (ii) in the case of registered certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such registered certificate, the Certificate Principal Balance or Notional Amount of the registered certificate to be exchanged, the certificate number or a description of the tenor and terms of the registration certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the registered certificate to be exchanged with the form entitled "Option to Elect Exchange" on the reverse of the registered certificate duly completed will be received by such trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, then such registered certificate and form duly completed must be received by such trustee by such fifth Business Day. Any tender of a certificate by the holder for exchange shall be irrevocable. The exchange option may be exercised by the holder of a certificate for less than the entire Certificate Principal Balance of such certificate provided that the Certificate Principal Balance or Notional Amount, as applicable, of such certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related prospectus supplement are satisfied. Upon such partial exchange, such certificate shall be cancelled and a new certificate or certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any registered certificate, shall be in the name of the holder of such exchanged certificate).

                     Unless otherwise specified in the applicable prospectus supplement, until definitive certificates are issued each certificate will be represented by a global security, the Depositary's nominee will be the certificateholder of such certificate and therefore will be the only entity that can exercise a right of exchange. In order to ensure that the Depositary's nominee will timely exercise a right of exchange with respect to a particular certificate, the beneficial owner of such certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such certificate to notify the Depositary of its desire to exercise a right of exchange. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

                     Unless otherwise provided in the applicable prospectus supplement, upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in such prospectus supplement, the applicable certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and class within such Exchangeable Series) of the certificate being exchanged, in the manner and to the extent described in such prospectus supplement. Alternatively, to the extent so specified in the applicable prospectus supplement, the applicable certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of the certificateholder, such pro rata share of the Deposited Assets. In such event the certificateholder will be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by the trustee in facilitating the sale, subject to any additional adjustments set forth in the prospectus supplement.

GLOBAL SECURITIES

                     Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series (or, if more than one class exists, any given class within that series) will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for registered certificates denominated and payable in U.S. dollars), or such other depositary identified in the related prospectus supplement (the "Depositary"), and registered in the name of a nominee of the Depositary. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. See "Limitations on Issuance of Bearer Certificates" for provisions applicable to certificates issued in bearer form. Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (each a "definitive certificate"), a global security may not be transferred except as a whole by the Depositary for such global security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor (Sections 5.02 and 5.04).

                     The Depository Trust Company has advised Lehman ABS as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company was created to hold securities of its participating organizations and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with the Depositary ("participants") in such securities through electronic book-entry changes in the accounts of the Depositary participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including Lehman Brothers), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The Depository Trust Company has confirmed to Lehman ABS that it intends to follow such procedures.

                     Upon the issuance of a global security, the Depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts or notional amounts, if applicable, of the individual certificates represented by such global security to the accounts of its participants. The accounts to be accredited shall be designated by the underwriters of such certificates, or, if such certificates are offered and sold directly through one or more agents, by Lehman ABS or such agent or agents.

Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such global security or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in a global security.

                     So long as the Depositary for a global security, or its nominee, is the owner of the global security, the Depositary or the nominee, as the case may be, will be considered the sole certificateholder of the individual certificates represented by such global security for all purposes under the trust agreement governing the certificates. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any certificates and will not be considered the certificateholder thereof under the trust agreement governing the certificates. Because the Depositary can only act on behalf of its participants, the ability of a holder of any certificate to pledge that certificate to persons or entities that do not participate in the Depositary's system, or to otherwise act with respect to the certificate, may be limited due to the lack of a physical certificate for the certificate.

                     Subject to the restrictions discussed under "Limitations on Issuance of Bearer Certificates" below, distributions of principal of (and premium, if any) and any interest on individual certificates represented by a global security will be made to the Depositary or its nominee, as the case may be, as the certificateholder of the global security. None of Lehman ABS, the administrative agent, if any, the trustee for the certificates, any paying agent or the certificate registrar for the certificates will have responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                     Lehman ABS expects that the Depositary for certificates of a given class and series, upon receipt of any distribution of principal, premium or interest in respect of a definitive global security representing any certificates, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such Depositary. Lehman ABS also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under "Limitations on Issuance of Bearer Certificates" below.

                     If the Depositary for certificates of a given class of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Lehman ABS within ninety days, Lehman ABS will issue individual definitive certificates in exchange for the global security or securities representing such certificates. In addition, Lehman ABS may at any time and in its sole discretion determine not to have any certificates of a given class represented by one or more global securities and, in such event, will issue individual definitive certificates of such class in exchange for the global security or securities representing such certificates. Further, if Lehman ABS so specifies with respect to the certificates of a given class, an owner of a beneficial interest in a global security representing certificates of such class may, on terms acceptable to Lehman ABS and the Depositary of the global security, receive individual definitive certificates in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal amount or notional amount, if applicable, to such beneficial interest and to have definitive certificates registered in its name (if the certificates of such class are issuable as registered certificates). Individual definitive certificates of such class so issued will be issued:

            o as registered certificates in denominations, unless otherwise specified by Lehman ABS or in the related prospectus supplement, of $1,000 and integral multiples thereof if the certificates of such class are issuable as registered certificates,

            o as bearer certificates in the denomination or denominations specified by Lehman ABS or as specified in the related prospectus supplement if the certificates of such class are issuable as bearer certificates, or

            o as either registered or bearer certificates, if the certificates of such class are issuable in either form (Section 5.03).

See, however, "Limitations on Issuance of Bearer Certificates" below for a description of certain restrictions on the issuance of individual bearer certificates in exchange for beneficial interests in a global security.

                     The applicable prospectus supplement will set forth any specific terms of the depositary arrangement with respect to any class or series of certificates being offered thereby to the extent not set forth or different from the description set forth above.

               DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

GENERAL

                     Each certificate of each series (or if more than one class exists, each class (whether or not each such class is offered hereby) within such series) will represent an ownership interest specified for such series (or class) of certificates in a designated, publicly issued, security or a pool of securities (the "Underlying Securities"), purchased by Lehman ABS (or an affiliate thereof) in the secondary market and assigned to a trust as described in the applicable prospectus supplement. The Underlying Securities will represent one or more of the following:

            o debt obligations or investment grade term preferred stock of one or more corporations, limited liability companies, banking organizations or insurance companies organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico, which in each case are subject to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the SEC or (for certain depository institutions) with a federal bank or thrift regulatory agency

                  ("Domestic Corporate Securities") and which, if such security or securities are Concentrated Underlying Securities (as defined below), the depositor reasonably believes (based on publicly available information) meet the market capitalization and other requirements for a primary issuance of common stock on Form S-3 at the time of offering of the trust certificates;

            o publicly issued debt securities of one or more foreign private issuers (as such term is defined in rule 405 under the Securities Act) subject to the informational requirements of the Exchange Act and which in accordance therewith file reports and other information with the SEC ("Foreign Private Securities" and together with Domestic Corporate Securities, the "Corporate Securities") and which, if such securities are Concentrated Underlying Securities, the depositor reasonably believes (based on publicly available information) are eligible for a primary offering of common stock on Form F-3 at the time of offering of the trust certificates;

            o preferred securities of one or more trusts or other special purpose legal entities that hold obligations of issuers that are subject, or are wholly-owned subsidiaries of companies that are subject (in which case such parent companies have fully and unconditionally guaranteed such obligations on a subordinate or non-subordinate basis), to the informational requirements of the Exchange Act and which, in accordance therewith, file reports and other information with the SEC ("Trust Preferred Securities") and, if such Trust Preferred Securities are Concentrated Underlying Securities, that the depositor reasonably believes (based on publicly available information) are eligible for a primary offering of common stock on Form S-3 or Form F-3 at the time of offering of the trust certificates;

            o asset-backed securities of one or more trusts or other special purpose legal entities (having outstanding at least $75,000,000 in securities held by non-affiliates) which (unless the depositor is a GSE described below) are subject at the time of issuance of the asset-backed securities to the informational requirements of the Exchange Act and which in accordance therewith, file reports and other information with the SEC, ("Asset-Backed Securities" and together with Corporate Securities and Trust Preferred Securities, the "Private Sector Securities");

            o an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged ("Treasury Securities");

            o an obligation of one or more U.S. government sponsored entities ("GSEs") described below (see "Underlying Securities-Domestic Government Securities");

            o     Government Trust Certificates ("GTCs") described below; or

            o an obligation issued by a Multilateral Bank Issuer (as defined below).

                     Notwithstanding any requirement stated or incorporated herein relating to reporting under the Exchange Act, it should be noted that the issuers of the Underlying Securities are not participating in any offering of trust certificates and that the depositor and Lehman Brothers Inc. will not perform the analysis and review of such issuers that an underwriter of the Underlying Securities would perform. The reasonableness of the Depositor's belief as to an Underlying Security issuer's eligibility to issue common stock on Form S-3 should be evaluated in light of these limitations.

                     This prospectus relates only to the certificates offered hereby and does not relate to the Underlying Securities. The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities Lehman ABS is permitted to deposit in a trust and is not a complete description of any prospectus relating to any Underlying Security, and, if applicable, Underlying Securities Indenture (as defined below) and as qualified by the applicable prospectus supplement, prospectus relating to any Underlying Security, if any, and to the extent applicable, the statement of terms or similar document with respect to any Underlying Security, and if applicable, the Underlying Securities Indenture.

UNDERLYING SECURITIES

PRIVATE SECTOR SECURITIES

                     Private Sector Securities will be either:

            o     Corporate Securities,

            o     Trust Preferred Securities, or

            o     Asset-Backed Securities.

           Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations, or investment grade term preferred stock issued by domestic or foreign issuers, as described above.

                     Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

                     Indentures. With respect to senior or subordinated debt obligations, the related prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an "Underlying Securities Indenture") between the issuer of the Underlying Securities and a trustee (the "Underlying Securities Trustee"). If so specified in the related prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

                     Certain Covenants. If specified in the related prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture.

Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer's, and in some cases any of its subsidiary's, ability to:

            o     consolidate, merge, or transfer or lease assets;

            o incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

            o incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

            o declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be, amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

                     The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the Underlying Securities against losses.

                     The prospectus supplement used to offer any series of certificates will describe material covenants in relation to any Underlying Securities (including a Foreign Government Security) that represents ten percent or more of the total Underlying Securities with respect to any series of certificates (a "Concentrated Underlying Security") and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

                     Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

            o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

            o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; or

            o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

                     Remedies. Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer's right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder's right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

                     Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security ("Underlying Security Events of Default") and applicable remedies with respect thereto. With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders' objectives may differ from those of holders of other securities of the same series and class as any Underlying Security ("Outstanding Debt Securities") in determining whether to declare the acceleration of the Underlying Securities.

                     Subordination. As set forth in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior ("Senior Underlying Securities") or subordinated ("Subordinated Underlying Securities") in right to payment to other existing or future indebtedness of the Underlying Securities Issuer. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

                     Secured Obligations. Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying Securities ("Secured Underlying Securities"). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

                     The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

           Trust Preferred Securities. As specified in the related prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts' principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

                     The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts' affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

                     In view of the relationship of the trusts that issue Trust Preferred Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

           Asset-Backed Securities. As specified in the related prospectus supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the "Asset-Backed Agreements").

           The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the "UCC") (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee's interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee's interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

DOMESTIC GOVERNMENT SECURITIES

                     Domestic Government Securities will be either:

            o     Treasury Securities,

            o     GSEs, or

            o     GTCs

           GSEs. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust:
Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer's securities were originally offered, the applicable prospectus supplement will set forth information with respect to the public availability of information with respect to any GSE issuer the debt securities of which constitute more than ten percent of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be set forth in the related prospectus supplement.

                     In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE's securities as would a trustee. Unless otherwise specified in the related prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

                     Contractual and Statutory Restrictions. A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to the activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. See "Description of the Deposited Assets--Publicly Available Information" in the related prospectus supplement. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

                     Neither the United States nor any agency thereof is obligated to finance any GSE issuer's operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE's activities.

                     Events of Default. Underlying Securities issued by a GSE Issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

            o failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

            o failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

            o failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

           GTCS. As specified in the related prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the "GTC Notes"), payable in U.S. Dollars, of a certain foreign government, backed a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government thereof, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

MULTILATERAL BANK ISSUERS.

           As specified in the related prospectus supplement, a trust may include obligations of one or more Multilateral Bank Issuers. A "Multilateral Bank Issuer" means the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempted from registration under the Securities Act.

PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

                     Reference is made to the applicable prospectus supplement to this Prospectus with respect to each series of certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security:
(i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer of the Underlying Securities; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any ("Underlying Securities Rate"); the date or dates from which such interest will accrue ("Underlying Securities Interest Accrual Periods"); and the dates on which such interest will be payable ("Underlying Securities Payment Dates"); (vii) the obligation, if any, of the issuer of the Underlying Securities to redeem the Outstanding Debt Securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the issuer of the Underlying Securities; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign or composite currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the "Underlying Securities Currency"), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any, and (xiii) any other material terms of such Underlying Securities.

                     With respect to a trust comprised of a pool of Underlying Securities, the related prospectus supplement will describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (ii), (iii),
(v), (vi), (vii), (viii) and (ix) of the preceding paragraph and any other material terms regarding such pool of securities.

PUBLICLY AVAILABLE INFORMATION

                     In addition to the foregoing, with respect to each Concentrated Underlying Security the applicable prospectus supplement will disclose the identity of the applicable obligor and the Underlying Securities Trustee, if applicable, and will describe the existence and type of certain information that is made publicly available by each obligor regarding such Underlying Security or Underlying Securities and will disclose where and how prospective purchasers of the certificates may obtain publicly available information with respect to each obligor. Publicly available information will typically consist of the quarterly and annual reports filed under the Exchange Act by the issuer with, and which are available from, the SEC. Such information will typically consist of the obligor's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the obligor identified in the related prospectus supplement. However, the precise nature of such publicly available information and where and how it may be obtained with respect to any given GSE issuer will vary, and, as described above, will be set forth in the applicable prospectus supplement.

                     If an issuer of Concentrated Underlying Securities ceases to file periodic reports under the Exchange Act, Lehman ABS, on behalf of the trust, will continue to be subject to the reporting requirements of the Exchange Act, but certain information with respect to such issuer may be unavailable.

                     In the event that an issuer of a Concentrated Underlying Security (or the issuers of Underlying Securities the combined principal balances of which exceed ten percent of the aggregate principal balance of the Underlying Securities) underlying a series of trust certificates ceases to file periodic reports required under the Exchange Act, Lehman ABS shall within a reasonable period of time either (i) file periodic reports containing the information that such issuer(s) would otherwise file or (ii) instruct the trustee to distribute within a reasonable period of time such Underlying Security or Securities to the certificateholders pursuant to the procedures set forth in the trust agreement.

OTHER DEPOSITED ASSETS

                     In addition to the Underlying Securities, Lehman ABS may also deposit into a given trust, or the trustee on behalf of the certificateholders of a trust may enter into an agreement constituting or providing for the purchase of, to the extent described in the related prospectus supplement, certain assets related or incidental to one or more of such Underlying Securities or to some other asset deposited in the trust, including hedging contracts and other similar arrangements (such as puts, calls, interest rate swaps, currency swaps, floors, caps and collars), cash and assets ancillary or incidental to the foregoing or to the Underlying Securities (including assets obtained through foreclosure or in settlement of claims with respect thereto), credit derivatives and direct obligations of the United States (all such assets for any given series, together with the related Underlying Securities, the "Deposited Assets"). The applicable prospectus supplement will, to the extent appropriate, contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

                     Unless otherwise specified in the related prospectus supplement, the Deposited Assets for a given series of certificates and the related trust will not constitute Deposited Assets for any other series of certificates and the related trust and the certificates of each class of a given series possess an equal and ratable undivided ownership interest in such Deposited Assets. The applicable prospectus supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given series may be beneficially owned solely by or deposited solely for the benefit of one class or a group of classes within such series. In such event, the other classes of such series will not possess any beneficial ownership interest in those specified assets constituting a part of the Deposited Assets.

CREDIT SUPPORT

                     As specified in the applicable prospectus supplement for a given series of certificates, the trust for any series of certificates may include, or the certificateholders of such series (or any class or group of classes within such series) may have the benefit of, credit support for any class or group of classes within such series. Credit support may be provided by any combination of the following means described below or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust for any class or group of classes of certificates contains, or the certificateholders of such certificates have the benefit of, credit support and, if so, the amount, type and other relevant terms of each element of credit support with respect to any such class or classes and certain information with respect to the obligors of each such element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of such class or classes unless such obligor is subject to the informational requirements of the Exchange Act.

                     Subordination. As discussed below under "--Collections," the rights of the certificateholders of any given class within a series of certificates to receive collections from the trust for such series and any credit support obtained for the benefit of the certificateholders of such series (or classes within such series) may be subordinated to the rights of the certificateholders of one or more other classes of such series to the extent described in the related prospectus supplement. Such subordination accordingly provides some additional credit support to those certificateholders of those other classes. For example, if losses are realized during a given period on the Deposited Assets relating to a series of certificates such that the collections received thereon are insufficient to make all distributions on the certificates of such series, those realized losses would be allocated to the certificateholders of any class of any such series that is subordinated to another class, to the extent and in the manner provided in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, certain amounts otherwise payable to certificateholders of any class that is subordinated to another class may be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the related prospectus supplement.

                     If so provided in the related prospectus supplement, the credit support for any series or class of certificates may include, in addition to the subordination of certain classes of such series and the establishment of a reserve account, any of the other forms of credit support described below. Any such other forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificateholders of such class or as otherwise specified in the related prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to such credit support out of amounts otherwise payable to one or more of the classes of the certificates of such series.

                     Letter of Credit; Surety Bond. The certificateholders of any series (or class or group of classes of certificates within such series) may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank or a surety bond or bonds issued by a surety company. In either case, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to cause the letter of credit or the surety bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or such other person specified in the applicable prospectus supplement will make or cause to be made draws under the letter of credit or the surety bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the surety bond will be reduced to the extent of any prior unreimbursed draws thereunder. The applicable prospectus supplement will provide the manner, priority and source of funds by which any such draws are to be repaid.

                     Unless otherwise specified in the applicable prospectus supplement, in the event that the letter of credit bank or the surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related prospectus supplement, the trustee or such other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or surety bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any surety, as applicable, will continue to satisfy such requirements or that any such substitute letter of credit, surety bond or similar credit enhancement will be available providing equivalent coverage for the same cost. To the extent not so available, the credit support otherwise provided by the letter of credit or the surety bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or surety bond.

                     Reserve Accounts. If so provided in the related prospectus supplement, the trustee or such other person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternative or in addition to such deposit, a reserve account may be funded through application of a portion of collections received on the Deposited Assets for a given series of certificates, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in such reserve account may be distributed to certificateholders of such class or group of classes within such series, or may be used for other purposes, in the manner and to the extent provided in the related prospectus supplement. Amounts deposited in any reserve account will be invested in certain permitted investments by, or at the direction of, the trustee, Lehman ABS or such other person named in the related prospectus supplement.

COLLECTIONS

                     The trust agreement will establish procedures by which the trustee or such other person specified in the prospectus supplement is obligated to administer the related Deposited Assets. This will include making collections of all payments made on the Deposited Assets and depositing the collections from time to time prior to any applicable Distribution Date into a segregated account maintained or controlled by the trustee for the benefit of such series (each a "certificate account"). An administrative agent, if any is appointed pursuant to the applicable prospectus supplement, will direct the trustee, and otherwise the trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as the administrative fee) and credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the certificates of such series (and classes within such series), all in the manner and priorities described in the related prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and Distribution Dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates. Amounts received from the Deposited Assets and any credit support obtained for the benefit of certificateholders for a particular series or class of certificates over a specified period may not be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any Realized Losses will be allocated among the classes of any series of certificates, if applicable.

                     The relative priorities of distributions with respect to collections from the assets of the trust assigned to classes of a given series of certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such class for payments of other amounts, such as interest or premium.

                       DESCRIPTION OF THE TRUST AGREEMENT

GENERAL

                     The following summary of certain provisions of the trust agreement and the certificates is not complete and is qualified in its entirety by reference to the detailed provisions of the form of trust agreement filed as an exhibit to the registration statement. Article and section references in parentheses below are to articles and sections in the trust agreement. Wherever particular sections or defined terms of the trust agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

ASSIGNMENT OF DEPOSITED ASSETS

                     At the time of issuance of any series of certificates, Lehman ABS will cause the Underlying Securities to be included in the related trust, and any other Deposited Asset specified in the prospectus supplement, to be assigned to the related trustee, together with all principal, premium (if any) and interest received by or on behalf of Lehman ABS on or with respect to such Deposited Assets after the cut-off date specified in the prospectus supplement (the "Cut-off Date"), other than principal, premium (if any) and interest due on or before the Cut-off Date and other than any Retained Interest (Section 2.01). The trustee will, concurrently with such assignment, deliver the certificates to Lehman ABS in exchange for certain assets to be deposited in the trust (Section 2.05). Each Deposited Asset will be identified in a schedule appearing as an exhibit to the trust agreement. The schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security is a Concentrated Underlying Security, the schedule will include, to the extent applicable, information regarding the payment terms thereof, the Retained Interest, if any, with respect thereto, the maturity or terms thereof, the rating, if any, thereof and certain other information.

                     In addition, Lehman ABS will, with respect to each Deposited Asset, deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the trustee. The trustee (or such custodian) will review the documents within such period as is permitted in the prospectus supplement, and the trustee (or such custodian) will hold the documents in trust for the benefit of the certificateholders (Sections 2.01 and 2.02).

                     With respect to the types of Deposited Assets specified in the applicable prospectus supplement if and to the extent provided therein, if any document is found to be missing or defective in any material respect, the trustee (or such custodian) will immediately notify the administrative agent, if any, and Lehman ABS, and the administrative agent, if any, and the trustee will immediately notify the relevant person who sold the applicable Deposited Asset to Lehman ABS (a "Deposited Asset Provider"). If and to the extent specified in the applicable prospectus supplement, if the Deposited Asset Provider cannot cure such omission or defect within 60 days after receipt of notice, the Deposited Asset Provider will be obligated, within 90 days of receipt of notice, to repurchase the related Deposited Asset from the trustee at the Purchase Price (as defined below) or provide a substitute for the Deposited Asset. There can be no assurance that a Deposited Asset Provider will fulfill this repurchase or substitution obligation. Although the administrative agent, if any, or otherwise the trustee is obligated to use its best efforts to enforce this obligation, neither such administrative agent nor Lehman ABS will be obligated to repurchase or substitute for such Deposited Asset if the Deposited Asset Provider defaults on its obligation. Unless otherwise specified in the related prospectus supplement, when applicable, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, or failure to provide, a constituent document (Section 3.07).

                     Each of Lehman ABS and the administrative agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the trust agreement. Upon a breach of any such representation of Lehman ABS or any such administrative agent, as the case may be, which materially and adversely affects the interests of the certificateholders, Lehman ABS or any such administrative agent, respectively, will be obligated to cure the breach in all material respects (Section 2.04).

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

                     General. With respect to any series of certificates the trustee or such other person specified in the prospectus supplement directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets. The trustee will follow the collection procedures, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the trust agreement and any related instrument governing any credit support (collectively, the "credit support instruments") and provided that, except as otherwise expressly set forth in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

                     Sub-Administration. Any trustee or administrative agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a "sub-administrative agent"). However, the trustee or administrative agent will remain obligated with respect to such obligations under the trust agreement. Each sub-administrative agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable sub-administration agreement.

                     The agreement between any administrative agent or trustee and a sub-administrative agent will be consistent with the terms of the trust agreement and the assignment to the sub-administrator by itself will not result in a withdrawal or downgrading of the rating of any class of certificates issued pursuant to the trust agreement. Although each such sub-administration agreement will be a contract solely between such administrative agent and the sub-administrative agent, the trust agreement pursuant to which a series of certificates is issued will provide that, if for any reason the administrative agent for the series of certificates is no longer acting in such capacity, the trustee or any successor administrative agent must recognize the sub-administrative agent's rights and obligations under the sub-administration agreement.

                     The administrative agent or trustee will be solely liable for all fees owed by it to any sub-administrative agent, irrespective of whether the compensation of the administrative agent or trustee, as applicable, pursuant to the trust agreement with respect to the particular series of certificates is sufficient to pay such fees. However, a sub-administrative agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related prospectus supplement. Each sub-administrative agent will be reimbursed by the administrative agent, if any, or otherwise the trustee for certain expenditures which it makes, generally to the same extent the administrative agent or trustee, as applicable, would be reimbursed under the terms of the trust agreement relating to such series. See "--Retained Interest; Administrative Agent Compensation and Payment of Expenses."

                     The administrative agent or trustee may require any sub-administrative agent to agree to indemnify the administrative agent or trustee, as applicable, for any liability or obligation sustained in connection with any act or failure to act by the sub-administrative agent.

                     Realization upon Defaulted Deposited Assets. Unless otherwise specified in the applicable prospectus supplement, the trustee, on behalf of the certificateholders of a given series (or any class or classes within such series), will present claims under each applicable credit support instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted Deposited Assets. As set forth above, all collections by or on behalf of the trustee or administrative agent under any credit support instrument are to be deposited in the Certificate Account for the related trust, subject to withdrawal as described above.

                     Unless otherwise provided in the applicable prospectus supplement, if recovery on a defaulted Deposited Asset under any related credit support instrument is not available, the trustee will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset (Section 3.07). However, except as otherwise expressly provided in the applicable prospectus supplement, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued but unpaid thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the administrative agent and the trustee in connection with such proceedings to the extent reimbursable from the assets of the trust under the trust agreement, the trust will realize a loss in the amount of such difference (Section 3.07). Only if and to the extent provided in the applicable prospectus supplement, the administrative agent or trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

RETAINED INTEREST; ADMINISTRATIVE AGENT COMPENSATION AND PAYMENT OF EXPENSES

                     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof. A Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the trust agreement. A Retained Interest in a Deposited Asset represents a specified interest therein. Payments in respect of the Retained Interest will be deducted from payments on the Deposited Assets as received and, in general, will not be deposited in the applicable certificate account or become a part of the related trust. Unless otherwise provided in the applicable prospectus supplement, any partial recovery of interest on a Deposited Asset, after deduction of all applicable administration fees, will be allocated between the Retained Interest (if any) and interest distributions to certificateholders on a pari passu basis.

                     The applicable prospectus supplement will specify the administrative agent's, if any, and the trustee's compensation, and the source, manner and priority of payment thereof, with respect to a given series of certificates.

                     If and to the extent specified in the applicable prospectus supplement, in addition to amounts payable to any sub-administrative agent, the administrative agent, if any; and otherwise the trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement (Section 3.11).

ADVANCES IN RESPECT OF DELINQUENCIES

                     Unless otherwise specified in the applicable prospectus supplement, the administrative agent or the trustee will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the certificateholders of the related series of certificates. However, to the extent provided in the applicable prospectus supplement, the administrative agent or the trustee will advance on or before each Distribution Date its own funds or funds held in the certificate account for such series that are not part of the funds available for distribution for such Distribution Date. The amount of funds advanced will equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period (as defined in the related prospectus supplement) and were delinquent on the related Determination Date, subject to (i) any such administrative agent's or trustee's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below) and (ii) such other conditions as may be specified in the prospectus supplement.

                     Advances are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of an administrative agent's or trustee's funds will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of credit support) for such series with respect to which such advances were made (as to any Deposited Assets, "Related Proceeds"); provided, however, that any advance will be reimbursable from any amounts in the certificate account for the series to the extent that the administrative agent or trustee shall determine, in its sole judgment, that the advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the administrative agent or trustee from excess funds in the certificate account for any series, the administrative agent or trustee will replace the funds in such certificate account on any future Distribution Date to the extent that funds in the certificate account on the Distribution Date are less than payments required to be made to certificateholders on such date (Section 4.04). If so specified in the related prospectus supplement, the obligations, if any, of an administrative agent or trustee to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE ADMINISTRATIVE AGENT AND LEHMAN ABS

                     An administrative agent, if any, for each series of certificates under the trust agreement will be named in the related prospectus supplement. The entity serving as administrative agent for any such series may be the trustee, Lehman ABS, an affiliate of either thereof, the Deposited Asset Provider or any third party and may have other normal business relationships with the trustee, Lehman ABS, their affiliates or the Deposited Asset Provider. The "Deposited Asset Provider" is the relevant person who sold the applicable Deposited Asset to Lehman ABS.

                     The trust agreement will provide that an administrative agent may resign from its obligations and duties under the trust agreement with respect to any series of certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any class of certificates of such series, or upon a determination that its duties under the trust agreement with respect to such series are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor has assumed the administrative agent's obligations and duties under the trust agreement with respect to such series.

                     The trust agreement will further provide that neither an administrative agent, Lehman ABS nor any director, officer, employee, or agent of the administrative agent or Lehman ABS will incur any liability to the related trust or certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the trust agreement or for errors in judgment; provided, however, that none of the administrative agent, Lehman ABS nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The trust agreement will further provide that, unless otherwise provided in the applicable series supplement thereto, an administrative agent, Lehman ABS and any director, officer, employee or agent of the administrative agent or Lehman ABS will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the trust agreement will provide that neither an administrative agent nor Lehman ABS will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the trust agreement or which in its opinion may cause it to incur any expense or liability. Each of the administrative agent or Lehman ABS may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the trust agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder (Section 6.02). The applicable prospectus supplement will describe how the legal expenses and costs of such action and any liability resulting therefrom will be allocated.

                     Any person into which an administrative agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an administrative agent is a part, or any person succeeding to the business of an administrative agent, will be the successor of the administrative agent under the trust agreement with respect to the certificates of any given series.

ADMINISTRATIVE AGENT TERMINATION EVENTS; RIGHTS UPON ADMINISTRATIVE AGENT TERMINATION EVENT

                     Unless otherwise provided in the related prospectus supplement, "Administrative Agent Termination Events under the trust agreement with respect to any given series of certificates will consist of the following:

            o any failure by an administrative agent to remit to the trustee any funds in respect of collections on the Deposited Assets and credit support, if any, as required under the trust agreement, that continues unremedied for five days after the giving of written notice of such failure to the administrative agent by the trustee or Lehman ABS, or to the administrative agent, Lehman ABS and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights (as defined below);

            o any failure by an administrative agent duly to observe or perform in any material respect any of its other covenants or obligations under the trust agreement with respect to such series which continues unremedied for thirty days after the giving of written notice of such failure to the administrative agent by the trustee or Lehman ABS, or to the administrative agent, Lehman ABS and the trustee by the holders of such certificates evidencing not less than 25% of the Voting Rights; and

            o specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an administrative agent indicating its insolvency or inability to pay its obligations.

Any additional Administrative Agent Termination Events with respect to any given series of certificates will be set forth in the applicable prospectus supplement. In addition, the applicable prospectus supplement and the related series supplement to the trust agreement will specify as to each matter requiring the vote of holders of certificates of a class or group of classes within a given series, the circumstances and manner in which the Required Percentage (as defined below) applicable to each matter is calculated. "Required Percentage" means with respect to any matter requiring a vote of holders of certificates of a given series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of certificates of a designated class or group of classes within such series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable prospectus supplement and the related series supplement to the trust agreement. "Voting Rights" evidenced by any certificate will be the portion of the voting rights of all the certificates in the related series allocated in the manner described in the related prospectus supplement (Article I).

                     Unless otherwise specified in the applicable prospectus supplement, so long as an Administrative Agent Termination Event under the trust agreement with respect to a given series of certificates remains unremedied, Lehman ABS or the trustee may, and at the direction of holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" (as defined in the prospectus supplement, if applicable) of the Voting Rights, the trustee will, terminate all the rights and obligations of the administrative agent under the trust agreement relating to the applicable trust and in and to the related Deposited Assets (other than any Retained Interest of such administrative agent). The trustee will then succeed to all the responsibilities, duties and liabilities of the administrative agent under the trust agreement with respect to such series (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act, it may or, at the written request of the holders of such certificates evidencing not less than the "Required Percentage--Administrative Agent Termination" of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent acceptable to the rating agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such administrative agent under the trust agreement with respect to such series. Pending such appointment, the trustee is obligated to act in such capacity (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the trustee will not be so obligated). The trustee and any such successor may agree upon the compensation be paid to such successor, which in no event may be greater than the compensation payable to such administrative agent under the trust agreement with respect to such series.

                     No certificateholder will have the right under the trust agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of breach and unless the holders of certificates evidencing not less than the "Required Percentage--Remedies" (as defined in the prospectus supplement) of the Voting Rights have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute any such proceeding (Section 10.02). The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the trust agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (Section 10.02).

MODIFICATION AND WAIVER

                     Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by Lehman ABS and the trustee with respect to such series, without notice to or consent of the certificateholders, for specified purposes including:

            o     to cure any ambiguity,

            o to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the prospectus supplement,

            o to add or supplement any credit support for the benefit of any certificateholders (provided that if any such addition affects any series or class of certificateholders differently than any other series or class of certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of certificateholders),

            o to add to the covenants, restrictions or obligations of Lehman ABS, the administrative agent, if any, or the trustee for the benefit of the certificateholders,

            o to add, change or eliminate any other provisions with respect to matters or questions arising under such trust agreement so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, affect the tax status of the trust or result in a sale or exchange of any certificate for tax purposes and (y) the trustee has received written confirmation from each rating agency rating such certificates that such amendment will not cause such rating agency to qualify, reduce or withdraw the then current rating thereof, or

            o     to comply with any requirements imposed by the Code.

Without limiting the generality of the foregoing, unless otherwise specified in the applicable prospectus supplement, the trust agreement may also be modified or amended from time to time by Lehman ABS, and the trustee, with the consent of the holders of certificates evidencing not less than the "Required Percentage--Amendment" (as defined in the prospectus supplement) of the Voting Rights of those certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the trust agreement or of modifying in any manner the rights of such certificateholders; provided, however, that in the event modification or amendment would materially adversely affect the rating of any series or class by each rating agency, the "Required Percentage--Amendment" specified in the related series supplement to the trust agreement shall include an additional specified percentage of the certificates of such series or class.

                     Except as otherwise set forth in the applicable prospectus supplement, no such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any certificate without the consent of the holder of such certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any amendment without the consent of the holders of all certificates covered by the trust agreement then outstanding.

                     Unless otherwise specified in the applicable prospectus supplement, holders of certificates evidencing not less than the "Required Percentage--Waiver" (as defined in the prospectus supplement) of the Voting Rights of a given series may, on behalf of all certificateholders of that series, (i) waive, insofar as that series is concerned, compliance by Lehman ABS, the trustee or the administrative agent, if any, with certain restrictive provisions, if any, of the trust agreement before the time for such compliance and (ii) waive any past default under the trust agreement with respect to certificates of that series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding certificate affected thereby (Section 5.20).

REPORTS TO CERTIFICATEHOLDERS; NOTICES

                     Reports to Certificateholders. Unless otherwise provided in the applicable prospectus supplement, with each distribution to certificateholders of any class of certificates of a given series, the administrative agent or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such certificateholder, to Lehman ABS and to such other parties as may be specified in the trust agreement, a statement setting forth:

            o the amount of such distribution to certificateholders of such class allocable to principal of or interest or premium, if any, on the certificates of such class; and the amount of aggregate unpaid interest as of such Distribution Date;

            o in the case of certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related prospectus supplement;

            o the amount of compensation received by the administrative agent, if any, and the trustee for the period relating to such Distribution Date, and such other customary information as the administrative agent, if any, or otherwise the trustee deems necessary or desirable to enable certificateholders to prepare their tax returns;

            o if the prospectus supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

            o the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

            o the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each class of certificates (including any class of certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise; and

            o as to any series (or class within such series) for which credit support has been obtained, the amount of coverage of each element of credit support included therein as of the close of business on such Distribution Date.

                     In the case of information furnished with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of certificates or for such other specified portion thereof. Within a reasonable period of time after the end of each calendar year, the administrative agent or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a certificateholder a statement containing the information set forth above with respect to the amounts of distributions or the amounts of compensation of the administrative agent and the trustee, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation of the administrative agent or the trustee, as applicable, will be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the administrative agent or the trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect (Section 4.03).

                     Notices. Unless otherwise provided in the applicable prospectus supplement, any notice required to be given to a holder of a registered certificate will be mailed to the last address of such holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the city or cities specified in the prospectus supplement relating to such bearer certificate.

EVIDENCE AS TO COMPLIANCE

                     If so specified in the applicable prospectus supplement, the trust agreement will provide that commencing on a certain date and on or before a specified date in each year thereafter, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the administration of the Deposited Assets during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the prospectus supplement, which date shall not be more than one year after the related Original Issue Date) and that, on the basis of certain agreed upon procedures considered appropriate under the circumstances, such firm is of the opinion that such administration was conducted in compliance with the terms of the trust agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions and qualifications as shall be set forth in such report.

                     The trust agreement may also provide for delivery to Lehman ABS, the administrative agent, if any, and the trustee on behalf of the certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to any series of certificates.

                     Copies of the annual accountants' statement, if any, and the statement of officers of the trustee may be obtained by certificateholders without charge upon written request to either the administrative agent or the trustee, as applicable, at the address set forth in the related prospectus supplement.

REPLACEMENT CERTIFICATES

                     Unless otherwise provided in the applicable prospectus supplement, if a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (in the case of registered certificates) or at the principal London office of the applicable trustee (in the case of bearer certificates), or such other location as may be specified in the applicable prospectus supplement, upon payment by the holder of such expenses as may be incurred by the applicable trustee in connection therewith and the furnishing of such evidence and indemnity as such trustee may require. Mutilated certificates must be surrendered before new certificates will be issued (Section 5.05).

TERMINATION

                     The obligations created by the trust agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the related certificate account or by an administrative agent, if any, and required to be paid to them pursuant to the trust agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will any trust created by the trust agreement continue beyond the respective date specified in the related prospectus supplement. Written notice of termination of the obligations with respect to the related series of certificates under the trust agreement will be provided as set forth above under "--Reports to Certificateholders; Notices--Notices," and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination (Section 9.01).

                     Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a series of certificates will be made at a price approximately equal to the aggregate fair market value of all the assets in the trust (as determined by the trustee, the administrative agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable prospectus supplement, a specified price as determined therein (such price, a "Purchase Price"). The exercise of such right will effect early retirement of the certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Deposited Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Deposited Assets at the Cut-off Date for that series specified in the related prospectus supplement (Section 9.01).

DUTIES OF THE TRUSTEE

                     The trustee makes no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any Deposited Asset or related document. The trustee is not accountable for the use or application by or on behalf of any administrative agent of any funds paid to the administrative agent or its designee in respect of such certificates or the Deposited Assets, or deposited into or withdrawn from the related certificate account or any other account by or on behalf of the administrative agent (Section 7.04). If no Administrative Agent Termination Event has occurred and is continuing with respect to any given series, the trustee is required to perform only those duties specifically required under the trust agreement with respect to such series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the trust agreement (Section 7.01).

THE TRUSTEE

                     The trustee for any given series of certificates under the trust agreement will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee will be unaffiliated with, but may have normal banking relationships with, Lehman ABS, any administrative agent and their respective affiliates.

                 LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

                     In compliance with United States Federal income tax laws and regulations, Lehman ABS and any underwriter, agent or dealer participating in the offering of any bearer certificate will agree that, in connection with the original issuance of such bearer certificate and during the period ending 40 days after the issue of such bearer certificate, they will not offer, sell or deliver such bearer certificate, directly or indirectly, to a U.S. Person (as defined below) or to any person within the United States, except to the extent permitted under U.S. Treasury regulations.

                     Bearer certificates will bear a legend to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in the legend provide that, with certain exceptions, a United States taxpayer who holds bearer certificates will not be allowed to deduct any loss with respect to, and will not be eligible for capital gain treatment with respect to any gain realized on a sale, exchange, redemption or other disposition of, such bearer certificates.

                     As used herein, "United States" means the United States of America and its possessions, and "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

                     Pending the availability of a definitive global security or individual bearer certificates, as the case may be, certificates that are issuable as bearer certificates may initially be represented by a single temporary global security, without interest coupons, to be deposited with a common depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, S.A. ("Clearstream") for credit to the accounts designated by or on behalf of the purchasers thereof. Following the availability of a definitive global security in bearer form, without coupons attached, or individual bearer certificates and subject to any further limitations described in the applicable prospectus supplement, the temporary global security will be exchangeable for interests in such definitive global security or for such individual bearer certificates, respectively, only upon receipt of a "Certificate of Non-U.S. Beneficial Ownership." A "Certificate of Non-U.S. Beneficial Ownership" is a certificate to the effect that a beneficial interest in a temporary global security is owned by a person that is not a U.S. Person or is owned by or through a financial institution in compliance with applicable U.S. Treasury regulations. No bearer certificate will be delivered in or to the United States. If so specified in the applicable prospectus supplement, interest on a temporary global security will be distributed to each of Euroclear and Clearstream with respect to that portion of such temporary global security held for its account, but only upon receipt as of the relevant Distribution Date of a Certificate of Non-U.S. Beneficial Ownership.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

                     An investment in a certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency. Such risks generally depend on factors over which Lehman ABS has no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the Specified Currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

                     Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of certificates denominated in such currency. At present, Lehman ABS has identified the following currencies in which distributions of principal, premium and interest on certificates may be made: Australian dollars, Canadian dollars, Danish kroner, Italian lire, Japanese yen, New Zealand dollars, U.S. dollars and ECU. However, certificates distributable with Specified Currencies other than those listed may be issued at any time. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency. Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular certificate, the currency in which amounts then due to be distributed in respect of such certificate are distributable would not be available. In that event, such payments will be made in the manner set forth above under "Description of Certificates--General" or as otherwise specified in the applicable prospectus supplement.

                     As set forth in the applicable prospectus supplement, certain of the Underlying Securities may be denominated in a currency other than the Specified Currency. Although payments in respect of principal and interest on the certificates will be made in the Specified Currency, such payments may be based in whole or in part upon receipt by the related trust of payments in the Underlying Securities Currency. An investment in certificates supported by Underlying Securities denominated in a currency other than the Specified Currency entails significant risks not associated with an investment in securities supported by obligations denominated in the same currency as the currency of payment on such securities. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the Specified Currency and the Underlying Securities Currency and the possibility of the imposition or modification of foreign exchange controls with respect to either the Specified Currency or the Underlying Securities Currency.

                     PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

                     The information set forth in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for certain issuances of certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such certificates.

                     Any prospectus supplement relating to certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

                     Except as set forth below or unless otherwise provided in the applicable prospectus supplement, if distributions in respect of a certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond Lehman ABS' control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such certificate shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable prospectus supplement.

                     If distribution in respect of a certificate is required to be made in ECU and ECU is no longer used in the European Monetary System, then all distributions in respect of such certificate shall be made in U.S. dollars until ECU is again so used. The amount of each distribution in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such distribution is to be made.

                     The equivalent of the ECU in U.S. dollars as of any date (the "Day of Valuation") shall be determined for the certificates of any series and class by the applicable trustee on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by such trustee on the basis of the most recently available Market Exchange Rates for such Components or as otherwise indicated in the applicable prospectus supplement.

                     If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

                     All determinations referred to above made by the applicable trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related certificateholders of such series.

FOREIGN CURRENCY JUDGMENTS

                     Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                              PLAN OF DISTRIBUTION

                     Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or
(iii) through agents. The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to Lehman ABS from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed, any restrictions on the sale and delivery of certificates in bearer form and the place and time of delivery of the certificates to be offered thereby.

                     If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters or underwriters in the United States will include Lehman Brothers Inc., an affiliate of Lehman ABS. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

                     Certificates may also be sold through agents designated by Lehman ABS from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by Lehman ABS to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

                     If so indicated in the applicable prospectus supplement, Lehman ABS will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase certificates at the public offering price described in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such prospectus supplement. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement and such prospectus supplement will set forth the commissions payable for solicitation of such contracts.

                     Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with Lehman ABS to indemnification by Lehman ABS against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, Lehman ABS or its affiliates in the ordinary course of business.

                     Lehman Brothers Inc. is an affiliate of Lehman ABS. Lehman Brothers Inc.'s participation in the offer and sale of certificates complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

                     As to each series of certificates, only those classes rated in one of the investment grade rating categories by a rating agency will be offered hereby. Any unrated classes or classes rated below investment grade may be retained by Lehman ABS or sold at any time to one or more purchasers.

                     Affiliates of the underwriters may act as agents or underwriters in connection with the sale of the certificates. Any affiliate of the underwriters so acting will be named, and its affiliation with the underwriters described, in the related prospectus supplement. Also, affiliates of the underwriters may act as principals or agents in connection with market-making transactions relating to the certificates.

                                 LEGAL OPINIONS

                     Certain legal matters with respect to the certificates will be passed upon for Lehman ABS and the underwriters by Weil, Gotshal & Manges LLP, New York, New York, or other counsel identified in the applicable prospectus supplement.

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this
Prospectus Supplement or the Prospectus and, if given or made, such                       1,355,000
information or representation must not be relied upon as having been authorized by the depositor or Lehman Brothers.  This Prospectus
Supplement and the Prospectus do not constitute an offer of any                    CORPORATE BACKED TRUST
securities other than those to which they relate or an offer to                         CERTIFICATES,
sell, or a solicitation of an offer to buy, to any person in any                        SERIES 2001-5
jurisdiction where such an offer or solicitation would be unlawful.
Neither the delivery of this Prospectus Supplement and the
Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                           --------------

                          TABLE OF CONTENTS
                        Prospectus Supplement
                                                          Page
Summary of Principal Economic Terms......................S-4
Summary of Prospectus Supplement.........................S-8
Formation of the Trust...................................S-11
Risk Factors.............................................S-11
Description of the Deposited Assets......................S-16                      (UNDERLYING SECURITIES
Description of the Certificates..........................S-21                        WILL BE 8.278% CAPITAL
Description of the Trust Agreement.......................S-25                     SECURITIES, SERIES A DUE
Certain Federal Income Tax Consequences..................S-27                         DECEMBER 1, 2026
ERISA Considerations.....................................S-31                     ISSUED BY MBNA CAPITAL A)
Method of Distribution...................................S-33
Ratings..................................................S-34
Legal Opinions...........................................S-35
Index of Terms for Prospectus Supplement.................S-36                      LEHMAN ABS CORPORATION
                                                                                         (DEPOSITOR)
                             Prospectus

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement....2
Where you Can Find More Information......................3
Incorporation of Certain Documents by Reference..........4
Reports to Certificateholders............................4
                                                                       -------------------------------------------------
Important Currency Information...........................4                          PROSPECTUS SUPPLEMENT
Risk Factors.............................................5                            JANUARY 26, 2001
                                                                       -------------------------------------------------
Lehman ABS...............................................7
Use of Proceeds..........................................8
Formation of the Trust...................................8                             LEHMAN BROTHERS
Maturity and Yield Considerations........................9                          PRUDENTIAL SECURITIES
Description of Certificates..............................11
Description of Deposited Assets and Credit Support.......30
Description of the Trust Agreement.......................43
Limitations on Issuance of Bearer Certificates...........54
Currency Risks...........................................55
Plan of Distribution.....................................58
Legal Opinions...........................................59

